As filed with the Securities and Exchange Commission on May 28, 1999

                                                       Registration No.333-68769
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                         TRANSFORMATION PROCESSING INC.
                 (Name of Small Business Issuer in its Charter)
Nevada                                7372                          (95-4583945)

--------------------------------------------------------------------------------
(State or Other          (Primary Standard Industrial        I.R.S. Employer
Jurisdiction of           Classification Code Number)     Identification Number)
Incorporation or
Organization)
                         5500 Explorer Drive, Suite 2000
                          Mississauga, Ontario L4W 5C7
                                 (905) 206-1366
--------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                     Paul G. Mighton, Chairman of the Board
                         5500 Explorer Drive, Suite 2000
                          Mississauga, Ontario L4W 5C7
                                 (905) 206-1366

--------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                            Telephone (212) 687-3860
                            Telecopier (212) 949-7052

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                            CALCULATION OF REGISTRATION FEE
                                                        Proposed             Proposed
   Title of Class of                                    Maximum               Maximum             Amount of
    Securities to be              Amount to Be      Offering Price           Aggregate          Registration
     Registered (4)                Registered        Per Unit (1)            Offering                Fee
                                                                             Price (1)
common stock             500,000 shs. (2)(3)               $0.50             $250,000               $69.50
  $.001 par value

common stock             100,000 shs. (2)(4)               $1.50              $15,000                $4.17
  $.001 par value

common stock             23,844,679 shs.(2) (5)            $0.13 (6)       $3,099,808              $861.75
  $.001 par value

common stock             60,000 shs. (2) (7)               $1.50              $90,000               $25.02
  $.001 par value

common stock             241,228 shs. (2) (8)              $0.46             $110,965               $30.85
  $.001 par value

common stock             50,200 shs. (2) (9)               $1.99              $99,898               $27.77
  $.001 par value

common stock             68,306 shs. (2) (10)               $1.46              $99,727               $27.72
  $.001 par value



                                            CALCULATION OF REGISTRATION FEE
                                                        Proposed             Proposed
   Title of Class of                                    Maximum               Maximum             Amount of
    Securities to be              Amount to Be      Offering Price           Aggregate          Registration
     Registered (4)                Registered        Per Unit (1)            Offering                Fee
                                                                             Price (1)
common stock             87,720 shs. (2) (11)              $0.46              $40,351               $11.22
  $.001 par value

common stock             55,556 shs. (2) (12)              $0.36              $20,000                $5.56
  $.001 par value

common stock             101,010 shs. (2) (13)             $0.40              $40,404               $11.23
  $.001 par value

common stock             84,746 shs. (2)(14)               $0.59              $50,000               $13.90
  $.001 par value

common stock             78,125 shs. (2)(15)               $0.32              $25,000                $6.95
  $.001 par value

common stock             78,125 shs. (2)(16)               $0.32              $25,000                $6.95
  $.001 par value

common stock             100,000 shs.(2)(17)                $0.50(18)          $50,000               $13.90
  $.001 par value

common stock             50,000 shs. (2)(19)               $0.27(18)          $13,500                $3.75
  $.001 par value

common stock             150,000 shs. (20)                 $0.16(6)           $24,000                $6.67
  $.001 par value

Total:                   25,649,695 shs.                                   $4,053,653            $1,126.91
                                                                                                 ---------
                                                                                                 ---------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended (the "Act").


(2) Pursuant to Rule 416, this Registration Statement also covers such indeterminable additional shares as may become issuable as a result of anti-dilution adjustments in accordance with the terms of the warrants, debentures and options.

3) Issuable upon exercise of warrants issued on August 23, 1996 ("1996 Warrants") to purchasers of Units, currently exercisable at $.50 per share.

(4) Issuable upon exercise of warrants issued on June 27, 1997 ("1997 Warrants") to purchasers of Units, currently exercisable at $1.50 per share.

(5) Includes 2,480,679 shares issued upon conversion of $1,092,500 aggregate principal amount of the Registrant's 6% convertible debentures (the "debentures") due April 2000 - January 2001, plus shares issued for conversion of interest and 19,075,000 shares issuable at a conversion price of $0.10 upon conversion of $1,907,500 of debentures, plus 2,289,000 shares issuable upon conversion of $228,900 of interest.

(6) Pursuant to Rule 457(c) under the Act, the registration fee has been calculated based upon the $.13 per share closing price of the common stock on May 7, 1999 as reported by the National Quotation Bureau.

(7) Issuable upon exercise of warrants issued on April 14, 1998 to purchasers of debentures, exercisable at $1.50 per share.

(8) Issuable upon exercise of warrants issued on April 14, 1998 to purchasers of debentures, exercisable at $.456 per share.

(9) Issuable upon exercise of warrants issued on May 21, 1998 to purchasers of debentures, exercisable at $1.99 per share.

(10) Issuable upon exercise of warrants issued on July 10, 1998 to purchasers of debentures, exercisable at $1.238 per share.

(11) Issuable upon exercise of warrants issued on September 22, 1998 to purchasers of debentures, exercisable at $.456 per share.

(12) Issuable upon exercise of warrants issued on October 6, 1998 to purchasers of debentures, exercisable at $.36 per share.

(13) Issuable upon exercise of warrants issued on November 18, 1998 to purchasers of debentures, exercisable at $.396 per share.

(14) Issuable upon exercise of warrants issued on December 4, 1998 to purchasers of debentures, exercisable at $.59 per share.

(15) Issuable upon exercise of warrants issued on January 13, 1999 to purchasers of debentures, exercisable at $.32 per share.

(16) Issuable upon exercise of warrants issued on January 13, 1999 to purchasers of debentures, exercisable at $.32 per share.

(17) Issuable upon exercise of options granted on March 26, 1998, at an exercise price of $.50.

(18) Calculated in accordance with Rule 457 (h)(1) under the Act.

(19) Issuable upon exercise of options granted on November 30, 1998, at an exercise price of $.27 per share.

(20) Issuable as additional consideration pursuant to an agreement dated March 24, 1998 to provide investor relation services.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                TABLE OF CONTENTS
                                                                           PAGE

PROSPECTUS SUMMARY..........................................................-2-

SUMMARY OF FINANCIAL INFORMATION............................................-4-

Risk Factors................................................................-5-
         Possible violation of securities laws..............................-5-
         Absence of Profitability...........................................-5-
         Need for additional financing......................................-5-
         Ability to continue as a "going concern"...........................-5-
         Lack of written contracts with resellers and end users.............-6-
         Maintenance of profit margins......................................-6-
         Dependence on proprietary technology...............................-6-
         Impediments to competing...........................................-7-
         No cash dividends on common stock..................................-7-
         Risk of errors or failures in software products....................-7-
         Rapid technological change.........................................-7-
         Dependence upon key personnel......................................-8-
         Possible volatility of common stock prices.........................-8-
         Shares eligible for future sales and the resulting dilution........-8-
         Disclosure relating to low-priced stocks...........................-8-
         Year 2000 problem..................................................-9-
         Forward-looking statements.........................................-9-

Use of Proceeds............................................................-10-

Market for Common Stock And
         Related Stockholders Matters......................................-10-

Capitalization.............................................................-11-

Dividend Policy............................................................-12-

Management's Discussion and Analysis of
         Financial Condition and Results of Operations.....................-12-
         Results of Operations.............................................-12-
         Liquidity and Capital Resources...................................-18-
         Year 2000 Issues..................................................-20-
         Inflation.........................................................-22-

                                TABLE OF CONTENTS
                                                                           PAGE

         Seasonality.......................................................-22-

BUSINESS ..................................................................-22-
         Client/Server Migration Services..................................-23-
         Year 2000 Remediation Services....................................-29-
         Groupware Services................................................-32-

Where you can find more Information........................................-35-

Management.................................................................-35-

Indemnification
         of Directors And Officers.........................................-39-

Certain Transactions.......................................................-39-

Security Ownership of Certain
         Beneficial Owners And Management..................................-40-

Selling Securityholders ...................................................-41-

Plan of Distribution.......................................................-44-

Description of Securities..................................................-45-

Legal Matters..............................................................-46-

Experts  ..................................................................-46-


Index to Financial Statements..............................................F-1

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION DATED MAY 28, 1999

                         TRANSFORMATION PROCESSING INC.
               25,649,695 SHARES OF COMMON STOCK, $.001 PAR VALUE,
                             -----------------------


         This prospectus registers up to 25,649,695 shares of common stock of Transformation Processing Inc. ("TPI") that may be sold by certain selling securityholders named herein.


         The securities offered hereby involve a high degree of risk and should only be purchased by those who can afford to lose their entire investment. See "risk factors" beginning on page 5 for a discussion of certain risks of an investment in the common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The common stock is quoted on the Over-The-Counter Electronic Bulletin Board ("OTCBB") under the symbol "TPII". On May 26, 1999, the last reported bid and asked prices per share of common stock on the OTCBB were $0.15 and $0.185 per share, respectively.

          This Prospectus relates to securities to be sold by selling securityholders. See Page 41.



                THE DATE OF THIS PROSPECTUS IS ___________, 1999.

                               PROSPECTUS SUMMARY


         This summary highlights selected information from this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. To understand this offering fully you should read the entire prospectus carefully, including the risk factors and financial statements.

                                   THE COMPANY

         Transformation Processing Inc. ("TPI") is an information technology company that develops and markets software and services that enable companies worldwide to electronically migrate their application programs and data from older computer codes designed up to thirty or more years ago to modern languages that are compatible with today's more powerful and faster computers.

         Our executive offices are located at 5500 Explorer Drive, Suite 2000, Mississauga, Ontario, Canada L4W 5C7; and our telephone number is (905) 206-1366.

                                   THE OFFERING

COMMON STOCK OFFERED               25,649,695 shares consisting of:

                                   -    up to 500,000 shares issuable upon
                                        exercise of warrants issued pursuant to
                                        a securities subscription agreement
                                        dated August 23, 1996 (the "1996
                                        Warrants");

                                   -    2,480,679 shares issued upon the
                                        conversion of $1,092,500 aggregate
                                        principal amount of 6% convertible
                                        debentures (the "1998 debentures") sold
                                        in 1998 plus accrued interest, and an
                                        additional 19,075,000 shares issuable
                                        upon conversion of $1,907,500 of
                                        additional 1998 debentures currently
                                        outstanding plus 2,289,000 shares
                                        issuable upon conversion of $228,900 of
                                        interest due thereon;

                                   -    up to 100,000 shares issuable upon
                                        exercise of warrants issued pursuant to
                                        a securities subscription agreement
                                        dated June 27, 1997 (the "1997
                                        Warrants");

                                   -    up to 905,016 shares issuable upon
                                        exercise of warrants issued to the
                                        holders of the 1998 debentures (the
                                        "1998 Warrants");

                                   - 150,000 shares issuable upon exercise of options; and

                                   -    150,000 shares issuable pursuant to an
                                        agreement dated March 24, 1998 to
                                        provide investor relations services.

OTCBB COMMON STOCK SYMBOL          TPII

NUMBER OF SHARES OF COMMON STOCK
OUTSTANDING BEFORE THE OFFERING    17,759,179 Shares


         As of April 30, 1999, TPI's records and the records of its transfer agent, Equity Transfer Services, differ with respect to the number of outstanding shares of TPI's common stock. According to the transfer agent, the number of shares of common stock outstanding is approximately 775,966 shares greater then the 17,759,179 indicated by TPI's records. TPI believes that its records are correct and is in the process of resolving this difference. The number of shares outstanding reflected in this prospectus does not include these shares or any adjustment which might be necessary to resolve this difference.


NUMBER OF SHARES OF COMMON STOCK
OUTSTANDING AFTER GIVING EFFECT TO
THE EXERCISE OF WARRANTS AND THE
CONVERSION OF DEBENTURES AS PART
OF THIS OFFERING                   40,928,195 Shares

USEOF PROCEEDS                     TPI will not receive any proceeds from the
                                   sale of common stock in the offering, but will receive $929,845 from the exercise of all warrants and options.

                        SUMMARY OF FINANCIAL INFORMATION


         The summary consolidated financial information set forth below is derived from and should be read in conjunction with TPI's, a development stage company, consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.




Statement of Operations Data:


                                                                           Period from
                                                                          April 1, 1996
                                                                            (Date of                              Period from
                                                                          Incorporation)       Fiscal Year       April 1, 1996
                                 Six Months Ended January 31,                  to                 Ended                to
                                  1998                 1999               July 31, 1997       July 31, 1998    January 31, 1999
                                  ----                 ----               -------------       -------------    ----------------

Revenues                       $  157,853           $517,468              $   47,317          $  877,198           $1,441,983

Operating Loss                ($1,108,854)         ($869,063)            ($2,785,661)        ($3,450,668)         ($7,105,392)
Net Loss                      ($1,110,562)       ($1,212,599)            ($2,784,536)        ($4,300,553)         ($8,297,688)
Net Loss per Share
Common Stock                        (0.08)             (0.07)                  (0.27)              (0.30)              -
Shares of Common
Stock Used in
Computing Net Loss
per Share                      13,760,991         17,459,762              10,161,665          14,542,313               -




Balance Sheet Data:

                                                As of January 31,                       As of July 31,

                                             1998              1999               1997                  1998
                                             ----              ----               ----                  ----
Working Capital                            (356,055)       $ 24,888           $ (62,261)            $ (60,129)
(Deficiency)
Total Liabilities                           730,938       1,867,380             285,870             1,699,649
Accumulated Deficit                      (4,141,725)     (8,297,688)         (2,784,536)           (7,085,089)
Total Stockholders' Equity                 (241,145)     (1,196,037)            608,508              (836,034)
(Deficiency)


                                  RISK FACTORS


         The securities being offered are speculative and involve a high degree of risk. Accordingly, you should carefully consider the following factors, among others, relating to an investment in TPI.

         POSSIBLE VIOLATION OF SECURITIES LAWS. We completed a number of private placements during 1997 and 1998 in which we raised a total of approximately $4.6 million. The securities sold in these placements did not have a registration statement on file with the SEC. The federal securities laws require registration of securities unless an appropriate exemption from the registration requirements of those laws is available. If an exemption did not exist for the sale of securities in these private placements, we may have violated the registration requirements. If so, purchasers could seek rescission of their purchase and recover money paid for the securities. We make no admission of any violation of federal securities laws and no investor has sought rescission of any purchase.


         ABSENCE OF PROFITABILITY. a) Absence of Historical Profitability. We selected July 31st as our fiscal year end date. As of July 31, 1998, we have not had a year end profit.

         b) Future Operating Results. Since we will continue to have a high level of operating expenses, and significantly higher costs of being a publicly owned company, and will be required to make significant up-front expenditures in connection with the proposed expansion of our operations, our future profitability will depend upon corresponding increases in revenues from operations which are not expected to occur before late 1999, if at all.

         NEED FOR ADDITIONAL FINANCING. We will be required to seek additional financing in order to continue our operations. We expect to seek additional financing, including either debt or equity offerings, in the future.


         ABILITY TO CONTINUE AS "GOING CONCERN." Our financial statements for the year ended July 31, 1998 state there is substantial doubt about our ability to continue as a going concern due to our need to generate cash from operations and obtain additional financing.

         Unless we generate a substantial amount of revenues of which there is no assurance, we will need additional financing and/or be required to make certain permanent reductions in expenses and/or implement further cost reductions. There can be no assurance that we will be able to obtain additional funding when we need it, or that such financing, if available, will be obtainable on terms favorable to us, if at all. Accordingly, our ability to continue as a going concern on a short-term, or long-term basis, is in substantial doubt without such permanent funding. In the event we are not able to continue as a going concern, we may have to curtail operations, sell assets or seek protection under bankruptcy laws. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

         In the event we are unable to obtain sufficient financing and are unable to continue as a going concern, we may be required to liquidate or sell certain assets. Intangible assets constituted 13.4% of our net assets as of January 31, 1999. These intangible assets may be difficult to value and we may be unable to obtain their full value.


         LACK OF WRITTEN CONTRACTS WITH RESELLERS AND END USERS. We often provide services to large organizations. In such circumstances, contracts with resellers and end users sometimes change as the projects are underway. Certain other strategic relationships which we have, are not pursuant to written contracts and are subject to termination virtually at will. These factors can adversely affect not only the business relationship, but also the success of a project and our ultimate success.


         MAINTENANCE OF PROFIT MARGINS. We may be forced to significantly adjust pricing in order to compete. These factors may combine to have a material adverse effect on TPI's profit margins.


         DEPENDENCE ON PROPRIETARY TECHNOLOGY. Our success is dependent upon our confidential and proprietary software technology and other proprietary rights. We do not currently have any patents or pending patent applications and rely mainly on a combination of:

              -    trade secret, copyright and trademark laws;

              - nondisclosure, use restriction and other contractual restrictions and agreements; and

              -    certain technical measures to protect our technology.

         Because patent applications are not publicly disclosed until the relevant patent is issued, applications may have been filed by third parties, which, if issued as patents, could relate to our current services and products or as we may modify them in the future to meet the market's requirements.


         Our policy is to enter into confidentiality, technology ownership and/or license agreements, as applicable, with our technical software programming employees as well as with distributors and customers, and to limit access to and distribution of our software, documentation and other proprietary information. In addition, we do not license or release our source code, except in connection with source code escrow arrangements and applicable source code use restrictions. Trade secret, copyright and trademark laws provide limited protection. Also, such protections do not preclude competitors from independently developing products with functionality or features similar, substantially equivalent or superior to our products and technologies. In addition, effective protection of copyrights, trade secrets, trademarks, and other proprietary rights may be unavailable or limited in certain foreign countries. We do not know whether licenses for any intellectual property that might be required in connection with our development of services or products, either to avoid infringement of a third party's product, patent or other rights or to enhance our product offering, would be available on commercially reasonable terms, if at all. Any failure by or inability by us to protect our proprietary technology or to obtain appropriate licenses could have a material adverse effect on our business, operating results and financial condition. See "Business - Licensing and Intellectual Property."

         IMPEDIMENTS TO COMPETING. The market in which we operate is competitive, rapidly evolving and subject to continuous technological change. We do not know whether we can maintain or enhance our competitive position against current and future competitors. Significant factors, such as the emergence of new products, fundamental changes in computing technology and data storage and manipulation platforms and applications and aggressive pricing and marketing strategies by our competitors, may affect our competitive position. Many of our current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and substantially greater financial, technical and marketing resources than us. We do not know whether our current and potential competitors will develop software products that may be or may be perceived to be more effective or responsive to technological change than our current or future products or that our technologies and products will not be rendered obsolete by such developments. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition. We do not know whether we will be able to compete successfully against current and future competitors, or that competitive pressures we face will not have a material adverse effect on our business, operating results and financial condition. See "Business - Competition."

         NO CASH DIVIDENDS ON COMMON STOCK. We have never declared or paid any cash dividends on our shares of common stock. We intend to utilize our earnings, if any, to expand our business. Accordingly, we have no intention of declaring or paying cash dividends on our common stock for the foreseeable future. See "Dividend Policy."


         RISK OF ERRORS OR FAILURES IN SOFTWARE PRODUCTS. The nature of software is inherently complex. Therefore there is a real possibility of errors, failures or bugs in software. Our products may contain errors, failures or bugs. There are a wide variety of computers and third party software that makes pre-testing for errors, failures and bugs very difficult, time-consuming and expensive. Errors, failures or bugs in our products could result in adverse publicity, product returns, loss of or delay in market acceptance of our products or claims by the customer or others against us.


         POSSIBLE INABILITY TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE. The software markets in which we compete are characterized by rapid technological change, frequent introductions of new products and product enhancements, changes in customer demands and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. For example, our customers use a wide variety of hardware, software, database and networking platforms and applications. As a result, to gain broad market acceptance, we must continue to support and maintain our products on a variety of such platforms and applications, and extend our product offerings to new platforms, networks and applications. The development of new versions of existing products that are compatible with different operating systems and environments, the Internet, different database systems, and other applications entails significant technical risk. Our future success will depend on our ability to address the changing needs of our customers by developing and introducing enhancements to our products and new products on a timely basis that keep pace with technological developments, evolving industry standards and practices. The success of our products may also depend, in part, on our ability to introduce products which are compatible with the Internet and the World Wide Web. If release dates of future product enhancements or new products are delayed or if these products or enhancements fail to achieve market acceptance when released, our business, operating results and financial condition could be adversely affected.


         DEPENDENCE UPON KEY PERSONNEL. Although we have an experienced and professional executive team and technical staff in place, the loss of certain members of management could have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain additional qualified technical, marketing and financial personnel.

         POSSIBLE VOLATILITY OF COMMON STOCK PRICES. There is currently a limited public market for our common stock. Although our securities trade on the OTCBB, an investor would, in all likelihood, find it difficult to dispose of, or obtain quotations for the price of the common shares. In addition, the market price of our common stock may be significantly affected by various factors, including, but not limited to, general economic conditions and conditions specific to the computer software and computer related service industry, any future acquisitions that we may make, and our financial condition. Moreover, the price of our common stock may be affected by the significant number of shares of common stock outstanding, and the shares underlying outstanding debentures, warrants and options to purchase shares of our common stock.

         SHARES ELIGIBLE FOR FUTURE SALES AND THE RESULTING DILUTION. Approximately 7,578,190 of the 17,759,179 (see page 3) shares of common stock outstanding as of April 30, 1999 are "restricted securities" which can only be sold by meeting certain requirements. Therefore, some of these shares may be available for public sale. Moreover, there are 1,505,016 shares of common stock currently issuable upon exercise of warrants, 150,000 shares of common stock currently issuable upon exercise of options, 21,364,000 shares of common stock issuable upon conversion of debentures at a conversion rate of $0.10 per share based upon a hypothetical 5 day average closing asked price of $.13 and 150,000 shares of common stock issuable as additional consideration for public relations services. During the respective terms of such securities the holders thereof may be able to purchase shares of common stock at prices substantially below the then current market price of our common stock, with a resultant dilution in the interests in the existing common stockholders.


         We cannot predict the effect that sales made pursuant to this prospectus or otherwise may have on the then prevailing market price of our securities, although sales of substantial amounts of shares by existing stockholders, or even potential of such sales, may have an adverse effect on the trading price and market for our securities. In addition, the existence of this stock may effect our ability to raise additional financings.


         DISCLOSURE RELATING TO LOW-PRICED STOCKS. Our common stock is currently traded on the Over-the-Counter Bulletin Board ("OTCBB"). This imposes certain restrictions on any sale of our securities. Generally, a broker-dealer may not arrange the sale of our common stock, unless it is an "established customer" and an "accredited investor" (meaning, in general, institutions with more than $5 million in assets or individuals who either have a net worth of $1 million or an annual income of at least $200,000 or $300,000 jointly with their spouse), unless he has received a written consent to the purchase and has completed a suitability evaluation. This could restrict stockholders' ability to sell these shares.


         In addition, our common stock is deemed "penny stock" under the federal securities laws. This requires additional disclosures by any broker-dealer making a sale in the stock. This could also restrict a stockholder's ability to sell these shares.

         YEAR 2000 PROBLEM. TPI reviewed its internal computer programs and systems to ensure that they were 2000 compliant. Work that has been performed to become Year 2000 compliant as of January 31, 1999, has been done internally, at no external cost to TPI. TPI plans to be Year 2000 compliant by September 1999 and anticipates the cost to be incurred will not be material.

         TPI has initiated communications with third party suppliers of the major computers, software, and other equipment used, operated, or maintained by TPI to identify and, to the extent possible, to resolve issues involving the Year 2000 Problem. However, TPI has limited or no control over the actions of these third party suppliers. Thus, while TPI expects that it will be able to resolve any significant Year 2000 Problems with these systems, there can be no assurance that these suppliers will resolve any or all Year 2000 Problems with these systems before the occurrence of a material disruption to the business of TPI or any of its customers. Any failure of these third parties to resolve Year 2000 problems with their systems in a timely manner could have a material adverse effect on TPI's business, financial condition, and results of operation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this prospectus, including without limitation statements under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," regarding our financial position, business strategy and the plans and objectives of our management for future operations, are forward-looking statements that are subject to significant risks and uncertainties. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as those disclosed under "Risk Factors." Such statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.


         For all of these reasons, and others set forth below, any purchase of these securities involves a high degree of risk. You should carefully read and consider all of the information in this document before making a decision to purchase. Any purchaser of these securities should be in a position to lose his investment without significant financial harm.

                                 USE OF PROCEEDS


       TPI will not receive the proceeds from sales of common stock offered hereby. However, TPI expects to use the proceeds of up to $929,845 from the exercise of the warrants and options for working capital, and other general corporate purposes.


                           MARKET FOR COMMON STOCK AND
                          RELATED STOCKHOLDERS MATTERS


       TPI's common stock is traded on the OTCBB under the symbol "TPII". The following table sets forth, the high and low bid prices of the common stock for the periods shown as reported by the National Quotation Bureau. The bid prices quoted on the OTCBB reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.



                                                          HIGH BID     LOW BID
FISCAL YEAR ENDED JULY 31, 1997
First Quarter (August 21, 1996 to October 31, 1996)         4.78         2.63
Second Quarter (November 1, 1996 to January 31, 1997)       3.19         0.56
Third Quarter (February 1, 1997 to April 30, 1997)          1.06         0.63
Fourth Quarter (May 1, 1997 to July 31, 1997)               1.22         0.69

FISCAL YEAR ENDED JULY 31, 1998
First Quarter (August 1, 1997 to October 31, 1997)          0.75         0.30
Second Quarter (November 1, 1997 to January 31, 1998)       0.75         0.38
Third Quarter (February 1, 1998 to April 30, 1998)          2.19         0.28
Fourth Quarter (May 1, 1998 to July 31, 1998)               1.75         0.75

FISCAL YEAR ENDING JULY 31, 1999
First Quarter (August 1, 1998 to October 31, 1998)          0.78         0.22
Second Quarter (November 1, 1998 to January 31, 1999)       0.45         0.28
Third Quarter (February 1, 1999 to April 30, 1999)          0.31         0.09

         On April 30, 1999, there were approximately 144 holders of record of common stock.

         Since TPI's inception it has not paid any dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. TPI intends to retain earnings, if any, to finance its operations.


                                 CAPITALIZATION


         The following table sets forth the capitalization of TPI at January 31, 1999 and as adjusted to give effect to the exercise of warrants and options.



Long Term Debt:                                                         January 31, 1999(1)              As Adjusted (2)
                                                                        -------------------              ---------------
Loan payable-bank, net of current maturities                                     1,500,559                    1,500,559
Temporary capital(3)                                                                   - -                       57,500
Stockholder's Equity (Deficiency):
         Common stock - $.001 par value; authorized
         50,000,000 shares; shares issued and outstanding
         17,960,915 at January 31, 1999 and 19,564,195 as
         adjusted.                                                                  17,961                       19,564
Preferred Stock - $.001 par value; authorized 5,000,000                                - -                          - -
none issued.
Additional paid-in capital                                                       7,122,443                    7,993,185
Deficit accumulated during the development stage                                (8,297,688)                  (8,297,688)
Cumulative foreign currency translation adjustments                                (38,753)                     (38,753)
                                                                                   -------                    ---------
Total Stockholder's Equity (Deficiency)                                         (1,196,037)                    (323,692)
                                                                                   -------                    ---------
Total Capitalization                                                               304,522                    1,234,367
                                                                                   -------                    ---------
                                                                                   -------                    ---------


(1) Does not include 1,505,016 shares issuable upon exercise of outstanding warrants, 19,075,000 shares currently issuable upon conversion of outstanding debentures, or 2,289,000 shares issuable upon conversion of interest on the debentures.

(2) Gives effect to the issuance of 1,505,016 shares of common stock upon exercise of the warrants and 150,000 shares of common stock issuable upon exercise of options for aggregate proceeds of $929,845 and 150,000 shares issuable for additional consideration pursuant to an agreement to provide investor relation services. The exercise prices of the options are $.27 and $.50. The exercise prices of the warrants range from $.32 to $1.99.

         Does not include 19,075,000 shares currently issuable upon conversion of debentures, or 2,289,000 shares issuable upon conversion of interest.


(3) Reflects $57,500 of debentures which were converted for 201,736 shares of common stock which conversion was rescinded and the shares of common stock returned to TPI. Such transaction was effected in April 1999. See "Selling Securityholders", note 13.


                                 DIVIDEND POLICY


         The payment of dividends by TPI is within the discretion of its Board of Directors and depends in part upon TPI's earnings, capital requirements and financial condition. Since its inception, TPI has not paid any dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. TPI intends to retain earnings, if any, to finance its operations.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with TPI's audited financial statements as of July 31, 1998 and for the period from April 1, 1996 (date of incorporation) to July 31, 1997 and for the year ended July 31, 1998 and the notes thereto, and TPI's unaudited financial statements as of January 31, 1999 and January 31, 1998, all of which financial statements are included elsewhere in this prospectus.


RESULTS OF OPERATIONS


         Results of Operations for the period April 1, 1996 (date of incorporation) to July 31, 1996 were not material. Accordingly, TPI has reported results of operations for the 16-month 1997 fiscal period. Operations actually commenced in October of 1996 when TPI moved into a permanent facility. TPI's fiscal year ends on July 31st.

SIX MONTHS ENDED JANUARY 31, 1999 AND 1998
The following discussion and analysis should be read in conjunction with the Company's second quarter ended unaudited financial statements and notes thereto dated January 31, 1999 and 1998 and cumulative results from April 1, 1996 (date of incorporation), to January 31, 1999.


NET LOSSES


         For the quarters ended January 31, 1999 and 1998, TPI incurred net losses of $485,434 and $757,731, respectively. For the six-month periods ended January 31, 1999 and 1998, TPI incurred net losses of $1,212,599 and $1,110,562, respectively. Cumulative losses from April 1, 1996 to January 31, 1999, the Development Period, totaled $8,297,688. Explanations of these results are set forth below. TPI expects to continue to incur operating losses until such time, if ever, it may generate adequate revenues from its service offerings.

REVENUE


         For the quarter ended January 31, 1999, TPI recorded revenue of $326,399 as compared to $69,033 for the quarter ended January 31, 1998. For the six-month period ended January 31, 1999, TPI recorded revenue of $517,468 as compared to $157,853 for the same period ended January 31, 1998. Conversion Services, TPI's core business accounted for $158,045 of gross revenue for the three-month period ended January 31, 1999, as compared to $31,604 for the same period in 1998. Groupware accounted for $81,099 of gross revenue for the three-month period ended January 31, 1999, as compared to $37,429 for the same period in 1998. Year 2000 remediation services accounted for $61,602 of gross revenue for the three month period ended January 31, 1999 as compared to $0 for the same period in 1998. Professional services accounted for $25,653 of gross revenue for the three month period ended January 31, 1999, as compared to $0 for the same period in 1998.


         TPI expects to generate revenue from

                  (a)      the performance of


                           - transformation services for end-users of IBM midrange computing systems and application software development services related to client/server migration;


                           - Year 2000 consulting, analysis, remediation and training services;
                                and

                           - groupware services, consisting primarily of the performance of application software development services relating to Lotus Notes and ICC products and related instructional services; and


                  (b) the licensing of TPI's proprietary software and ICC software products.

         TPI is not able to project the amount or proportion of revenue expected to be received from each of the foregoing activities as TPI has not offered each of its services for a sufficient period of time to have such knowledge.

         During the autumn of 1996, TPI positioned itself to market transformation services utilizing TPI's client/server migration software, targeting the IBM mid-range computer market. In this connection, TPI planned to enhance its client/server migration software in the 1997 fiscal period. Such plan received less attention during such period as TPI directed its attention to the opportunity presented by the demand for the Year 2000 remediation services. Because of the scope of the Year 2000 problem and the significant dollar volumes which were expected to be expended by users of information technology to remediate the problem, TPI shifted its marketing and sales efforts to promoting Year 2000 remediation services. TPI has negotiated relationships with a vendor of Year 2000 software conversion tools and a company providing computer hardware assessment services to support these efforts. By April 1997, TPI was offering Year 2000 remediation services and as of

March 1, 1999, TPI has entered into contracts to provide Year 2000 remediation services totaling approximately $370,000. TPI has entered into agreements with Canadian and United States sales representation companies to implement TPI's marketing and sales strategies. During fiscal 1998, approximately $385,967, or 44%, of TPI's revenues were derived from Year 2000 services. Currently, TPI is bidding on Year 2000 remediation projects ranging in size from approximately $100,000 to $1,000,000. There can be no assurance that TPI will enter into any additional contracts with respect to any of such projects.

EXPENSES


         TPI is in the development stage and since April 1, 1996 has incurred costs relating to the start up of operations. These costs consist of, but are not limited to, raising capital, establishing a facility, recruiting personnel, acquiring and installing furniture and equipment, acquiring development and accounting software, developing its client/server migration software and marketing and sales efforts.


COST OF SALES


         TPI's variable costs of software consulting, translation services and development are in a direct relation to the volume of sales and revenues. As a percentage of revenue, these costs will vary depending on the nature of the sale and the product mix required to satisfy customer needs. Sales based on mature products should yield a higher margin, while specific project type environments may call for a higher degree of manpower and travel costs.

         TPI will continue product development of the core software product to enable TPI to broaden its impact on many vendor environments. The development of translators to translate application code from any type of machine language to virtually any target platform will serve as the benchmark of TPI to respond effectively to end user requirements. The key to this objective is a responsive, knowledgeable development team.

         For the period ended January 31, 1999, and all comparative periods reported, costs of software consulting, translation services, and development have been combined and included in cost of sales in the accompanying statement of operations. For the quarters ended January 31, 1999, and January 31, 1998, cost of consulting services accounted for $37,768 and $39,458, respectively. For the six-month periods ended January 31, 1999 and 1998, cost of consulting services expenses were $54,160 and $61,105 respectively. Cumulatively, the cost of consulting services accounted for $1,379,787. TPI anticipates managed growth in this area as people are added to satisfy consulting services provided by TPI. As the employment market becomes more competitive as the result of channeling human resources toward the Year 2000 problem, TPI expects to pay a premium for skilled consultants and engineers. These consulting services will be allocated to projects in which TPI has signed contracts.

         Cost of software transformation services accounted for $139,314 of total expenses for the quarter ended January 31, 1999. Comparatively, TPI spent $39,441 for the same quarter ended January 31, 1998 and has spent $1,590,684 cumulatively in the development stage. For the six-month periods ended January 31, 1999 and 1998, software transformation services were $290,747 and $177,239, respectively. TPI anticipates adding people to this area during the fiscal year ending July 31, 1999, but only if contracts are in hand. This growth will depend on the volume of conversion services and year 2000 scan and repair services provided to our customers.

         Software development accounted for $45,134 of total expenses for the quarter ended January 31, 1999. Comparatively, TPI spent $161,281 for the same quarter in 1998 and, has spent $408,835 cumulatively in the development stage. For the six-month periods ended January 31, 1999 and 1998, software development costs were $155,426 and $168,192, respectively. The increases in costs of product development are expected to continue as TPI expands its product offerings.


GENERAL AND ADMINISTRATIVE


         General and administrative costs consist primarily of management and administrative staff, professional services, office and occupancy costs. Significant costs are attributed to TPI becoming a reporting public company. This status will increase audit and legal costs significantly. In relation to TPI becoming a public company, the cost of corporate relations will also increase as quarterly reports and other investor information is required. TPI anticipates that its General and Administrative costs (as a percentage of costs) will decline as TPI's operations expand.

         General and administrative expense accounted for $410,816 of expenses for the quarter ended January 31, 1999. Comparatively, TPI spent $585,363 for the same quarter in 1998 and has spent $3,631,728 cumulatively in the development stage. General and administrative expenses accounted for $886,198 of expenses for the six-month period ended January 31, 1999 compared to $860,171 for the six-month period ended January 31, 1998. The increase in general and administrative expenses is related to the increase in interest and amortization charges stemming from the issuance of debentures. TPI's general and administrative expenses consisted primarily of salaries, rent, consulting fees, advertising and legal costs associated with being a reporting public company.


FISCAL YEARS ENDED JULY 31, 1998 AND 1997

NET LOSSES


         For the year ended July 31, 1998, TPI incurred a net loss of $4,300,553. For the 1997 fiscal period TPI incurred a net loss of $2,784,536. Cumulative losses from April 1, 1996 through July 31, 1998 (the "Development Period") were $7,085,089. Explanations of these results are set forth below. TPI expects to continue to incur operating losses until such time, if ever, as it generates substantial revenues from the performance of its service offerings.

REVENUE


         For fiscal 1998 and the 1997 fiscal period TPI's revenue were $877,198 and $47,317, respectively. Cumulative revenue during the Development Period was $924,515. During fiscal 1998, TPI saw continuing gains in the Groupware business and recording of its first Year 2000 revenue. Conversion Services, TPI's core business, accounted for $96,492, or 11%, of gross revenue during fiscal 1998, as compared to $19,533, or 41%, for the 1997 fiscal period.


EXPENSES


         For fiscal 1998 and the 1997 fiscal period, cost of consulting services accounted for $1,314,356 and $11,271, respectively. The cumulative cost of consulting services for the Development Period accounted for $1,325,627, or 19% of total operating expenses. TPI anticipates managed growth in this area as people are added to satisfy consulting services provided to our customers. As the employment market has become more competitive as the result of channeling human resources toward the Year 2000 problem, TPI has had to pay a premium for skilled consultants and engineers. These consulting services have been allocated to projects in which TPI has signed contracts.

         Cost of software transformation services accounted for $1,107,208 and $192,729 of total expenses for fiscal 1998 and the 1997 fiscal period, respectively. The cumulative cost of software transformation services for the Development Period was $1,299,937 or 18% of total operating expenses. TPI added approximately two people to this area during fiscal 1998. Future growth will depend on the volume of transformation services and year 2000 remediation services being provided by TPI.

         Software development costs accounted for $35,197 and $218,212 during fiscal 1998 and the 1997 fiscal period, respectively. The cumulative amount of software development costs incurred during the Development Period amounted to $253,409, or 4% of total operating expenses. Software development costs decreased during fiscal 1998 due to TPI's shift in focus to the selling and reselling of completed products. TPI intends to continue to incur software development costs to enable it to offer client/server migration services, which targets a broad range of client/server systems. The cost of software development is expected to increase as TPI seeks to further develop and enhance its client/server software. TPI believes that development of translators to transform application source code from any type of machine language to a format useable on any client/server system will serve as the benchmark of TPI's ability to respond effectively to end-user requirements. TPI relates the variable cost of consulting services, transformation services and software developments to revenues. TPI believes that, as a percentage of revenues, these costs will vary due to the nature of the project and the specific services required to satisfy customer requirements. TPI anticipates that revenues based on a mature service offering (e.g. client/server migration services) will yield a higher profit margin, while Year 2000 remediation and groupware development projects may require a higher degree of manpower and travel costs. Transformation services and Year 2000 remediation services are based on the number of LOC to be processed or repaired, while consulting and application software development services are provided on time and materials basis to assure profitability.

GENERAL AND ADMINISTRATIVE


         General and administrative expense accounted for $1,871,105 of expenses for fiscal 1998 compared to $874,425 for the 1997 fiscal period. The cumulative amount of general and administrative expenses incurred during the Development Period amounted to $2,745,530, or 38% of total operating expenses. General and administrative expenses consisted primarily of salaries and benefits, consulting fees, travel, investor and public relations, office and equipment rents, professional services, office and telephone expenses. During fiscal 1998, TPI incurred significant costs related to the registration of its common stock under
Section 12 of the Securities Exchange Act of 1934, as amended. Such status may increase professional fees significantly and the cost of investor relations may increase as reports and other investor information are required to be filed with the SEC or otherwise made publicly available. TPI anticipates that general and administrative expense (as percentage of total costs and expenses) will decline as TPI's operations expand.

         During fiscal 1998 TPI incurred two unusual expenses. The first was the settlement of an outstanding issue regarding the distribution of additional shares of TPI to Jaford Holdings Limited in relation to software marketing rights. TPI elected to pay $259,500 in cash to settle the dispute. In turn, TPI received full release from Jaford with no further exposure to TPI. In the second instance, TPI negotiated an out of court settlement with IBS Conversions, Inc. ("IBS") concerning an outstanding lawsuit filed by IBS on December 23, 1997 in the United States District Court for the Northern District of Illinois. The complaint alleged, among other things, that: (a) IBS entered into a "North American Strategic Affiliation Agreement" with TPI in or about February 1997, pursuant to which IBS granted a license to TPI to use certain software development tools and a related project management methodology in connection with TPI's plan to offer Year 2000 remediation services; (b) in consideration for such license, TPI agreed to pay IBS the sum of $100,000 per year for a period of three years; and (c) TPI breached such agreement and misappropriated the software development tools and methodology, which IBS deemed to be trade secrets, by failing to make such payments to IBS; failing to use its best efforts to market IBS products; and marketing the products of competitors of IBS. The Settlement Agreement called for the payment of approximately $90,000 to IBS. A payment of $30,000 was paid upon execution of the settlement agreement on May 27, 1998 and $12,000 was paid in five monthly installments with a final payment paid on October 26, 1998. In return, TPI received full release from IBS of any future claims.


MATERIAL CHANGES IN FINANCIAL CONDITION


The following is a discussion of the material changes in financial condition from October 31, 1998 to January 31, 1999.

         Current assets at January 31, 1999 were $391,707 as compared to $284,101 at October 31, 1998. The basis for this increase in current assets is as follows. Accounts receivable totaled $280,647 at January 31, 1999 as compared to $137,466 at October 31, 1998. The increase was the result of TPI's increased sales during the quarter.

         TPI recorded material changes to accounts payable and accrued expenses. Accounts payable at January 31, 1999 were $201,121 as compared to $413,639 at October 31, 1998. Accrued expenses were $141,111 at January 31, 1999 as compared to $188,678 at October 31, 1998. These decreases are due to TPI's management of available cash resources and allocation of accrued expenses to the statement of operations.

         TPI issued convertible debentures for cash in the quarter ended January 31, 1999. TPI recorded convertible debt totaling $700,000 for the period. The debt is convertible to shares of Common Stock in TPI and, will not require the outlay of cash in coming periods. Details on the convertible debentures are outlined in the Notes to the Financial Statements.

         Additional paid-in capital at January 31, 1999 was $7,122,443 as compared to $6,832,963 at October 31, 1998. The increase in paid-in capital for the period was the result of the discount related to the issuance of convertible debentures totaling $175,000, and the fair value of stock options related to the issuance of convertible debentures totaling $114,480.

         The deficit accumulated during the development stage totaled $(8,297,688) as compared to $(7,812,254) at October 31, 1998. The discussion of losses incurred for the periods are outlined in the Results of Operations above.


LIQUIDITY AND CAPITAL RESOURCES

SIX MONTHS ENDED JANUARY 31, 1999 AND 1998


         TPI has funded its activities through January 31, 1999 primarily from the net proceeds of private placement of its securities and, to a lesser extent, from cash flow from operations and the proceeds of two bank loans. The outstanding principal balance of the bank loans are approximately $24,589 and the loans bear interest at an annual rate equal to 2.5% over the bank prime rate of interest (the current Canadian Prime rate is 6.25%, therefore TPI is paying interest at the rate of 8.75%) in effect from time to time. Repayment of the loans, together with interest thereon, is secured by a lien on substantially all of the fixed assets of TPI and the personal guarantees of TPI's executive officers and directors.

         At January 31, 1999, TPI had a deficit accumulated during the development stage of ($8,297,688), current assets of $391,707 and current liabilities of $366,821. During the three-month period ended January 31, 1999, TPI entered into a convertible debenture with Thomson Kernaghan a registered broker dealer. The convertible debt will require the issuance of common stock at date of conversion, not cash resources of TPI. Otherwise, TPI did not incur any additional long-term debt. TPI expects to continue to raise capital through these vehicles to fund operating activities and other capital requirements. Failure to obtain such equity capital could have a material adverse impact on TPI's ability to expand its operations. There can be no assurance that equity capital will be available to TPI on acceptable terms or at all.


         In addition, implementation of TPI's business plan requires capital resources substantially greater than those currently available to TPI. TPI may determine, depending on the opportunities available to it, to seek additional debt or equity financing to fund the cost of continuing expansion. TPI believes that obtaining additional debt is unlikely in its present financial condition. There can be no assurance that additional equity financing will be available. If neither additional debt or equity financing is available, TPI might seek loans with personal guarantees of management or loans from Paul Mighton, Vladimir Stepanoff, and Diversified Technologies Ltd. In addition, TPI might seek some sort of strategic alliance with another company that would provide equity to TPI.

         To the extent that TPI finances expansion through the issuance of additional equity securities, any such issuance would result in dilution of the interests of TPI's stockholders. Additionally, to the extent that TPI incurs indebtedness or issues debt securities to finance expansion activities, it will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal of, and interest on, any such indebtedness.

         TPI has no current arrangements with respect to, or sources of, additional financing, and it is not contemplated that its existing stockholders will provide any portion of TPI's future financing requirements. There can be no assurance that any additional financing will be available to TPI on acceptable terms, or at all. The inability of TPI to obtain financing when needed will have a material adverse effect on TPI, including possibly requiring TPI to significantly curtail or cease its operations.


FISCAL YEARS ENDED JULY 31, 1998 AND 1997


         At July 31, 1998, TPI had a deficit accumulated during the Development Period of $7,085,089, current assets of $589,930, total liabilities of $1,699,649 and available cash of $150,687. During fiscal 1998, TPI issued convertible debentures with two private placement investors sponsored by Thomson Kernaghan a registered broker dealer. The convertible debt will require the issuance of common stock at date of conversion, not cash resources of TPI. TPI will continue to raise capital through these vehicles to fund operating activities and other capital requirements. Failure to obtain such equity capital could have a material adverse impact on TPI's ability to expand its operations. There can be no assurance that equity capital will be available to TPI on acceptable terms or at all. In addition, TPI's auditors, in their report on TPI's financial statements as of July 31, 1998 and for the period then ended, have expressed substantial doubt as to TPI's ability to continue as a going concern.

YEAR 2000 ISSUES

BACKGROUND. Some computers, software, and other equipment include programming code in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of these systems could fail to operate or fail to produce correct results if "00" is interpreted to mean 1900, rather than 2000. These problems are widely expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as the "Year 2000 Problem."

ASSESSMENT. The Year 2000 Problem could affect computers, software, and other equipment used, operated, or maintained by the Company. Accordingly, the Company is reviewing its internal computer programs and systems to ensure that the programs and systems will be Year 2000 compliant. The Company presently believes that its computer systems will be Year 2000 compliant in a timely manner. However, while the estimated cost of these efforts are not expected to be material to the Company's financial position or any year's results of operations, there can be no assurance to this effect.

         The Company has obtained certification of its processes to assess Year 2000 Problems from the Information Technology Association of Canada (ITAC). Because the Company's business involves software development, the Company has not sought further verification or validation by independent third parties of its corrections of Year 2000 Problems. However, the Company's Year 2000 project team is reviewing the Company's project plans and monitoring progress against those plans.

SOFTWARE SOLD TO CONSUMERS. The Company believes that it has substantially identified and resolved all potential Year 2000 Problems with any of the software products, which it develops and markets. However, management also believes that it is not possible to determine with complete certainty that all Year 2000 Problems affecting the Company's software products have been identified or corrected due to complexity of these products and the fact that these products interact with other third party vendor products and operate on computer systems which are not under the Company's control.

INTERNAL INFRASTRUCTURE. The Company believes that it has identified substantially all of the major computers, software applications, and related equipment used in connection with its internal operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption to its business. The Company has commenced the process of modifying, upgrading, and replacing major systems that have been identified as adversely affected, and expects to complete this process before the end of 1998.

SYSTEMS OTHER THAN INFORMATION TECHNOLOGY SYSTEMS. In addition to computers and related systems, the operation of office and facilities equipment, such as fax machines, photocopiers, telephone switches, security systems, elevators, and other common devices may be affected by the Year 2000 Problem. The Company is currently assessing the potential effect of, and costs of remediating, the Year 2000 Problem on its office and facilities equipment.

         The Company estimates the total cost to the Company of completing any required modifications, upgrades, or replacements of these internal systems will not have a material adverse effect on the Company's business or results of operations. This estimate is being monitored and will be revised as additional information becomes available.

SUPPLIERS. The Company has initiated communications with third party suppliers of the major computers, software, and other equipment used, operated, or maintained by the Company to identify and, to the extent possible, to resolve issues involving the Year 2000 Problem. However, the Company has limited or no control over the actions of these third party suppliers. Thus, while the Company expects that it will be able to resolve any significant Year 2000 Problems with these systems, there can be no assurance that these suppliers will resolve any or all Year 2000 Problems with these systems before the occurrence of a material disruption to the business of the Company or any of its customers. Any failure of these third parties to resolve Year 2000 problems with their systems in a timely manner could have a material adverse effect on the Company's business, financial condition, and results of operation.

MOST LIKELY CONSEQUENCES OF YEAR 2000 PROBLEMS. The Company expects to identify and resolve all Year 2000 Problems that could materially adversely affect its business operations. However, management believes that it is not possible to determine with complete certainty that all Year 2000 Problems affecting the Company have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, one cannot accurately predict how many Year 2000 Problem-related failures will occur or the severity, duration, or financial consequences of these perhaps inevitable failures. As a result, management expects that the Company could likely suffer the following consequences:

1. a significant number of operational inconveniences and inefficiencies for the Company and its clients that may divert management's time and attention and financial and human resources from its ordinary business activities; and

2. a lesser number of serious system failures that may require significant efforts by the Company or its clients to prevent or alleviate material business disruptions.


CONTINGENCY PLANS. The Company is currently developing contingency plans to be implemented as part of its efforts to identify and correct Year 2000 Problems affecting its internal systems. The

Company expects to complete its contingency plans by September 1999. Depending on the systems affected, these plans could include accelerated replacement of affected equipment or software, short to medium-term use of backup equipment and software, increased work hours for Company personnel or use of contract personnel to correct on an accelerated schedule any Year 2000 Problems that arise or to provide manual workarounds for information systems, and similar approaches. If the Company is required to implement any of these contingency plans, it could have a material adverse effect on the Company's financial condition and results of operations.

         Based on the activities described above, the Company does not believe that the Year 2000 Problem will have a material adverse effect on the Company's business or results of operations.

DISCLAIMER. The discussion of the Company's efforts, and management's expectations, relating to Year 2000 compliance are forward-looking statements. The Company's ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be adversely impacted by, among other things, the availability and cost of programming and testing resources, vendors' ability to modify proprietary software, and unanticipated problems identified in the ongoing compliance review.

INFLATION


         TPI believes that the impact of inflation and changing prices on its operations since commencement of operations has been negligible.


SEASONALITY


         TPI does not deem its revenues to be seasonal. Nevertheless revenues may be affected by the budgeting practices of corporate end-users of IT. Such companies tend to make IT expenditures early in their fiscal year, when new budgets have been approved, or late in their fiscal year, to protect previously budgeted expenditures. In addition, the performance of Year 2000 remediation services may reduce the amount of revenues TPI would otherwise generate from the performance of client/server migration services and affect TPI's ability to service such business. TPI believes that the potential reduction of client/server migration revenues will be more than offset by revenues generated by the performance of Year 2000 remediation services and the opportunity to cross-sell other services to consumers.


                                    BUSINESS


         In April 1996, Messrs. Paul G. Mighton, Gary G. McCann and Vladimir Stepanoff (the "Founders") caused Transformation Processing Inc. ("TPI-Ontario") to be incorporated under the laws of the Province of Ontario, Canada. The purpose of TPI-Ontario was to provide computer related services using computer software that incorporated software technology previously developed by Mr. Stepanoff. In July 1996, Mr. Stepanoff assigned his rights to a copyright covering that software technology to TPI-Ontario in exchange for a one-third interest in TPI-Ontario. TPI recorded software marketing rights at the fair value of the shares of common stock and notes issued to unrelated third parties, in order to obtain certain rights from these parties.


         On August 20, 1996 (the "Closing Date"), the Founders, as holders of all of the outstanding common stock of TPI-Ontario, entered into an agreement with Samuel Hamann Graphix, Inc., a Nevada corporation ("SHG-Nevada"), whereby the Founders exchanged their shares of TPI-Ontario for an aggregate of 5,901,050 shares of the common stock of SHG-Nevada. As a result of this transaction, which was accounted for as a reverse acquisition, TPI-Ontario became a wholly owned subsidiary of SHG-Nevada and the Founders acquired control of SHG-Nevada. On the date of the reverse acquisition, SHG-Nevada had not conducted any business operations.

         SHG-Nevada was incorporated on August 7,1996, and had been formed for the purpose of merging with and into Samuel Hamann Graphix, Inc. ("SHG-California"), a California corporation with publicly traded shares, with SHG-Nevada as the surviving entity, in order to change the domicile of SHG-California from California to Nevada (the "Merger"). On the Closing Date the Founders were informed, and subsequent inquiry revealed, that although SHG-California and SHG-Nevada had entered into an agreement and plan of merger, dated August 14, 1996 (the "Merger Agreement"), the Merger Agreement stipulated that the Merger would not be effective until approval of the Merger Agreement by the parties and the filing of articles of merger with the Secretary of State of the State of Nevada. While the Merger Agreement had apparently been approved by both parties, the articles of merger had not been filed with the State of Nevada nor had articles of merger been filed with the State of California, as stipulated by California law. In order to effect the merger of TPI-Ontario into SHG-Nevada, the Merger had to be completed by making the required filings. Those filings were made in July 1997. In March 1997, SHG-Nevada amended its articles of incorporation to change its name to Transformation Processing Inc. ("TPI"). In February 1998, TPI merged its wholly-owned subsidiary, TPI-Ontario, into TPI with TPI as the surviving entity. In June 1998, TPI finalized the merger with SHG-California, merging it into TPI with TPI as the surviving entity.

         TPI is a development stage company. TPI's business consists of providing computer-related services to corporate customers in Canada and the United States. TPI currently groups the services it offers as follows: client/server migration services, year 2000 ("Year 2000") remediation services and groupware services.

         CLIENT/SERVER MIGRATION SERVICES. TPI has developed software for the automatic migration of "legacy" computer application source code and data used on past and current IBM "mid-range" computers (often referred to as "minicomputers," as compared to desktop or microcomputers) to a format compatible with a wide range of open "client/server" computing systems from various manufacturers. A client/server system is a network consisting of a "server" computer and one or more "client" computers in which processing, data storage and accessibility to data bases are shared among the individual computers comprising the network. TPI provides transformation services, utilizing TPI's migration software, and support services to end-users seeking to transform their closed proprietary systems to open client/server systems.

         BACKGROUND. Historically, the information technology ("IT") industry has lacked consistent industry standards. Major vendors of computer hardware and software products designed and sold proprietary products, which often were not compatible with those offered by other vendors. This had the effect of locking customers into a line of products offered by a single vendor controlled by a small number of specialized employees, which made changing to a competitive vendor, or the mixing and matching of products from a variety of vendors, extremely difficult or impossible. Over time, the inability of most computer manufacturers to provide all the software necessary to keep pace with the evolution of technology led to the adoption of cross-industry standard software and the advent of enterprise-wide "open" networks. These industry changes, combined with the demand for more competitive and cost effective systems, have caused a shift from the older proprietary systems (known as "legacy systems" in IT terminology) to open, client/server systems. TPI believes that the management of most large business organizations will migrate a substantial portion of their existing application software to client/server systems, because such systems are recognized as the best IT infrastructure for current business realities and objectives. International Data Corporation, an IT industry analyst, predicts that, in one form or another, 85% of application software will be client/server enabled by the Year 2010.

         TPI believes that most corporate information still resides on closed legacy systems, consisting of a centralized "mainframe" or mid-range computer and a group of remote "dumb" terminals (i.e., a keyboard and monitor having no local processing power, used to enter data into the central computer). Closed mainframe systems usually utilize MVS operating systems developed by IBM and "external binary coded decimal interchange code" computer languages to store and retrieve data. These types of older computer languages do not comply with the American Standard Code for Information Interchange ("ASCII," pronounced "Ask-Key"), a computer code which is the international standard for client/server systems. As compared to the newer open systems, legacy systems require a great deal of expertise to access, do not facilitate information sharing, are slow to access and are increasingly expensive to maintain. Users that decide to migrate to open client/server systems are faced with the problem that a significant percentage (TPI believes as much as 80%) of the proprietary code in existing application and data files is incompatible with the new open systems. Large organizations usually have many different types of computers utilizing many different operating systems and languages and different sets of data bases and files. The rapid deployment of client/server systems and desktop computers, which utilize Windows NT-Registered Trademark-, Windows 95-Registered Trademark-, Windows 3.x-Registered Trademark-, Novell NetWare -Registered Trademark- and OS/2-Registered Trademark- operating systems and languages, has created a communications barrier between mainframe computers operating on MVS and mid-range computers utilizing UNIX-Registered Trademark-, AS/400-Registered Trademark- and DEC operating systems, on the one hand, and client/server networks utilizing desktop computers, on the other. TPI believes that the ability of users to access mainframe and mid-range computer data and files has become a critical factor in an organization's daily operations. Different computing systems (and operating systems) must be able to communicate with each other.


         A complete re-write of legacy code for a mainframe computing system usually requires the transformation of millions of lines of code ("LOC"). A single computer programmer is generally capable of rewriting about 10 LOC per day, making this approach time-consuming, financially impracticable and lacking any degree of certainty of achieving a high-quality product.


         TPI believes that a large market has developed for software services which will enable mainframe and midrange computers to seamlessly connect to client/server systems. Existing applications and data that are important to an organization's operations must be transformed to a format that is compatible with the new open systems. Accordingly, there is a demand for transformation services that will automatically migrate a user's critical applications and data currently residing in legacy code, into code that is compatible with the new open client/servers systems.


         Traditional approaches to migration software have included "emulation"(sometimes called "re-hosting") and "conversion." Emulation moves application code and data to a new hardware system by simulating the original legacy environment by hardware or software means. Under the emulation approach, data is only accessible through legacy logic and, in essence, the new hardware simply mimics the old hardware. The conversion method essentially converts one legacy computer language to another (e.g. "RPG" to "COBOL") and runs in the same fashion as the original system with few architectural improvements or new benefits to the end-user. TPI believes that the emulation and conversion methods have been generally found to be unsatisfactory in meeting corporate objectives.


         SERVICES OFFERED. TPI offers transformation services which enable companies to automatically migrate legacy application programs and data to any open system environment, using technology which TPI believes to be superior to that which is used in the emulation and conversion methods. TPI's software disassembles existing application source code at the operating system level, then automatically translates and reassembles the code so as to be useable in an open system environment.

         TPI's current migration software, the "TRANSFORM SERIES-TM-"addresses the largest segment of the mid-range computer system market, the IBM mid-range computer market (having an "installed-base" of over 500,000 (installations) and includes TRANSFORM/3X-TM-, which addresses the IBM System 34 and System 36 market, and the TRANSFORM/400-TM-, which addresses the IBM System 38 and IBM AS/400 market. Each of TPI's migration programs encompasses a battery of automatic code translators which transform legacy application source code into machine-independent code-components, except that certain application software functions originally coded for particular functions, such as telecommunications, graphics and office automation functions, may require manual adjustment and/or redesign of the program. Software that has been automatically transformed using the applicable Transform Series program and any software required to be manually transformed must be integrated to assure that the automatically converted software and the manually transformed software will function as a whole (the "Transformed Software"). The Transformed Software will only execute on a customer's client/server system in conjunction with TPI's software function support products, offered under the trademark ORB/400-TM (also known as "Deployment Products"). The Deployment Products consist of software that permits Transformed Software to execute on the "server" computer ("Server Software") and software that permits users of the "client" computers to access Transformed Software available on the server computer ("Client Software").


         TPI typically provides transformation and support services pursuant to a software conversion agreement. Such agreement provides that TPI will use its migration software to automatically transform the customer's legacy source code to a format that can be used by the customer's client/server system and, if necessary, will manually transform ("rewrite") any of the customer's legacy code that cannot be automatically transformed using the migration software. The customer has the option to separately perform manual transformation. If the customer elects this option, TPI disclaims responsibility for the integration of the automatically transformed software and the rewritten software.

         The pricing of software conversion agreements is dependent on the number of lines of code ("LOC") to be converted. In the conversion process, there are three fundamental components. First is project scoping or assessment, secondly the translation phase and the final component is the testing and implementation phase. TPI provides assessments to customers on a fixed price basis. The assessment phase is priced according to the scope of the environment. A typical system size would be in the area of 1,500,000 LOC priced at $10,000 to $20,000. TPI has completed several assessments priced in this range.

         Price proposals have been issued to numerous companies on the translation phase. This pricing is done on a price per LOC. TPI's pricing in this phase of a project will range between $0.50 to $0.70 per line of code. Although TPI has not provided pricing to the market as it relates to the testing phase, this area is typically priced on a time and materials basis. The median gross amount payable under a typical software conversion agreement for an IBM System 36 or AS/400 System would be approximately $500,000. Sales to smaller sites will range from $100,000 to $200,000 and larger agreements are expected to range from $700,000 to $1 million range. There can be no assurance that TPI will be able to price such agreements as anticipated.


         The Deployment Products are made available to a customer pursuant to the software conversion agreement with such customer, provided the customer has executed TPI's form of Deployment Product license agreement, which licenses the customer to install one copy of the Server Software on its server computer and to install a specified number of copies of the Client Software on its client computers. A customer may install the Deployment Products on more than one computer system provided it executes a separate license agreement for each such computer system. Each license agreement provides for the payment of a one-time license fee and annual maintenance fees.


         Software support services, consisting of advice and assistance in the use of the Transformed Software and the Deployment Products and the correction of defects in the execution of such software, are available under each software conversion agreement by telephone without additional charge during the 90 days following delivery of the Transformed Software to the customer.

Thereafter, support services are provided without additional charge so long as the annual maintenance fees under the applicable license agreement are current. Otherwise, customers requesting support services are charged TPI's applicable hourly rate for professional services. TPI also offers other professional services in connection with a customer's migration from a legacy system to a client/server system, including consulting services to assist in the selection of the optimum client/server environment and/or the implementation of a physical assets (computer hardware)management system; education as to client/server systems; and network and software skills training. These additional services are provided under TPI's form of professional services agreement either at TPI's applicable hourly rates for such services or a negotiated fee. Also, see "Groupware Services" below.


         BUSINESS STRATEGY. While TPI is offering its transformation and support services directly to end-users, TPI believes that the largest percentage of its revenues will be generated by providing transformation services to IT vendors in the hardware, database and application software sectors of the IT industry ("IT Vendors"). Such IT Vendors have many strategic partners who can enhance their revenue potential by utilizing TPI's services to facilitate end-user migration to, and the installation of, their products.


         To implement this strategy,

         - TPI plans to negotiate formal strategic alliances with important IT Vendors having a vested interest in the migration from IBM mid-range computer systems;
         -        to perform technology reviews with such IT Vendors;
                  participate in the first migration project with each such IT Vendor;
         - and gain access to, and acceptance from, strategic partners of such IT Vendors by seeking to successfully complete each such project.

         There can be no assurance that TPI will be able to successfully implement this strategy or that the implementation of such strategy will generate significant revenues or income.


         As discussed above, TPI's current transformation services address the IBM mid-range computing device marketplace. TPI expects this marketplace to be large enough to sustain TPI's business objectives for many years to come. However, to assure long-term growth, TPI will have to enter the transformation processing market for mainframe computing systems. The offering of services to facilitate migration from mainframe systems would increase TPI's market. Currently, TPI plans to enter this market by identifying the best software migration toolsets developed by third parties and seeking to obtain licenses to either use such software to perform transformation services for mainframe customers and/or to customize and remarket such toolsets to mainframe customers. TPI has identified several such software tools and is assessing their viability.

         MARKETING AND SALES. The following factors will assist TPI to implement its business strategy:

         (a) customer demand to move toward client/server systems appears to TPI to be strong and customer awareness of the Year 2000 problem has focused attention on the need to address problems inherent in legacy systems (see "Year 2000 Remediation Services," below);

         (b) TPI believes, based on its knowledge of the industry, that no competitor's migration software transforms legacy code to a client/server format in as rapid, comprehensive and effective a method as TPI's software;

         (c) TPI believes that if it positions itself as a provider of transformation services in the migration process and as a facilitator for strategic partners to sell their own products, TPI will not be perceived as a competitive threat to the major IT Vendors with whom TPI may desire to negotiate strategic alliances; and


         (d) the marketplace is easily identified and targeted in terms of end-users.

         Given these factors, TPI expects to generate revenues from services and software licenses as the result of service agreements with end-users and strategic alliances it expects to enter into with major IT Vendors.

         TPI hopes to generate awareness of its services through:

         - the efforts of its in-house sales force and outside sales representatives;


         -        implementation of its referral program (described below);
                  direct mail, especially to independent software vendors; and


         - advertising in publications that are focused on TPI's market (e.g., NEWS/400); targeted advertising, broadcasting and corporate/services message delivery on the Internet.


         The amount of time required to close a software conversion agreement for a client/server migration project (from the time of submission of a proposal to the prospective customer to execution of the contracts) varies depending on the configuration of the customer's legacy system, the number of LOC to be transformed and the target client/server system. Typically, a large project takes longer to close than a smaller project. TPI anticipates that the sales cycle for most of its client/server migration projects will be from three to four months.

         TPI anticipates that the sizes and volumes of its software conversion agreements will increase over time as initial projects are secured and completed and can serve as reference sites to validate the performance and functionality of TPI's services and software for prospective customers (the "Referral Program"). TPI anticipates that its Referral Program will result in shorter closing times for agreements and increased market penetration. There can be no assurance that TPI will obtain any agreements through implementation of its Referral Program. See "Year 2000 Remediation Services - Marketing And Sales" as to TPI's plan to use Year 2000 projects to cross-sell post-Year 2000 client/server migration projects.

         TPI's sales force currently consists of three sales persons who are employees and report to TPI's Director of Sales. Such employees are compensated on a salary plus commission basis. To augment its sales force, TPI has entered into Referral Program agreements with MCW Business Systems Ltd. ("MCW"), a company that provides sales representation services in Canada, and Y2K Plus Inc. ("Y2K"), a company that provides sales representation services in the United States. Under such agreements, MCW and Y2K personnel will receive extensive training relating to TPI services. MCW and Y2K use an "account management team" approach to the provision of hardware, software and professional services and have committed to offering TPI services through account executives located throughout Canada and the United States. The Referral Program agreements provide that each of MCW and Y2K will be compensated based on a percentage of the fees charged for referrals of new customers that result in the execution of service agreements with such customers which are fully performed by TPI.


YEAR 2000 REMEDIATION SERVICES


         TPI offers Year 2000 remediation consulting and training services to commercial and industrial end-users of mainframe and mid-range computing systems. Currently, TPI is targeting manufacturing companies and companies in the financial, insurance and healthcare industries.


         BACKGROUND. Adding impetus to the demand for transformation services has been the inability of many computer systems to properly interpret dates for the Year 2000 and beyond. This is a pervasive, time-critical problem confronting the computer user community as a whole. The essence of the problem is simple. System components that store the year within a date as a two-digit number (a standard even in client/server systems) are unable to properly process transactions with dates beyond 1999. Many application programs that use projected dates are failing at present, and without timely and apt management of this problem, entire computer systems could be adversely affected.

         Year 2000 remediation is, in essence, a mammoth project that has been avoided or ignored for the past 20 years. A mid-range computer utilizes one to two million LOC, while many mainframe computers utilize tens of millions of LOC. If such code is to be utilized in the Year 2000 and thereafter, it all must be scanned and date impacted LOC must be "repaired". The Securities and Exchange Commission ("SEC") has estimated that the cost to U.S. corporations to resolve the problem to be in excess of $600 billion. The entry of TPI into the Year 2000 remediation services business was a natural adjunct to its client/server migration software business.


         SERVICES OFFERED. In March 1997, TPI decided to offer Year 2000 remediation services. TPI initially decided to offer "scan and repair" services to companies requiring Year 2000 remediation services, as a subcontractor to IT Vendors providing Year 2000 project management remediation services. Such services were to be rendered commencing in September 1997 at a scan and repair "factory" to be located at TPI's facility in Mississauga, Ontario. The decision was also made not to develop a Year 2000 conversion toolset based on TPI's existing proprietary technology, but to continuously search for, and seek to license, the best available Year 2000 software remediation tools. More recently, TPI has observed that while there is no shortage of Year 2000 software conversion tools, there is a significant demand for the application of state-of-the-art project management methodologies that permit Year 2000 conversion projects to be performed in the shortest possible time, in some cases at a fixed cost, and with the least disruption to a customer's continuing operations. Accordingly, TPI decided to offer a full range of services, based largely on the project management methodology it employs in providing client/server transformation services.


         TPI now offers the following Year 2000 remediation services:

         Rapid Assessment and Delivery for Year 2000-SM- ("RAD/2000"), which involves the application of an accelerated project management methodology and the best available software tools (as determined by TPI) to assess, remediate, deliver and test Year 2000 compliant systems in 60 to 90 days cycles, using small groups or "cells" of software professionals working in parallel on desktop computers (rather than on the customer's mainframe or mid-range computing system) to achieve assessment and remediation of the application source code. This solution is "iterative" in that knowledge gained from each phase of remediation, delivery and testing will be continuously used to refine the assessment phase of a project plan.

         Mobile Lab/2000-SM entails the establishment at a customer's premises, within a period of six weeks, for a fixed price, of a Year 2000 remediation facility specifically designed to meet the customer's Year 2000 requirements. The center can be connected to a customer's network or established as an independent group, using the customer's newly acquired or existing technology, and have the customer's staff support the project or have TPI manage the project. TPI believes that the fixed cost of this solution will be attractive to most customers because over the next two years the demand for Year 2000 remediation services will far exceed the supply and the price for such services will rise significantly as January 1, 2000 gets closer. In addition, the Mobile/Lab 2000 solution does not require the removal of application source code and data from the customer's premises.

         Boot Camp/2000-SM- is a five week training course offered by TPI, that can be conducted at TPI's facility in Mississauga, Ontario or at a customer's premises, for the purpose of training the customer's existing IT personnel to support the customer's Year 2000 project. The course involves four weeks of classroom training and one week of apprenticeship training in the application of TPI's RAD/2000-SM- methodology and licensed software tools to the customer's Year 2000 project. TPI believes that this is the appropriate solution for customers that cannot recruit a sufficient number of already qualified personnel to staff its Year 2000 project.


         Mobile Lab/2000-SM and Boot Camp/2000-SM- are based on the concept that, wherever possible, existing technology and personnel should be deployed while maintaining a reasonable cost structure.

         TPI has entered into a strategic affiliation arrangement with Allegiant Legacy Solutions, Inc. ("ALS") pursuant to which TPI licenses, on a non-exclusive basis, the right to use and sublicense the use of Adapt 2000-TM-software remediation tools developed by ALS. The term of the license is one year and automatically renews upon payment and acceptance of the annual renewal fee. TPI is authorized under its agreements with ALS to use the Adapt 2000 software to perform Year 2000 remediation services and to relicense the software to end-users at such license fees as TPI may determine. If TPI utilizes Adapt 2000 to perform Year 2000 remediation services it is obligated to process a minimum of two million LOC per year for a three year period at each site at which it performs remediation services and to make quarterly royalty payments to ALS based on the number of LOC processed. If TPI sublicenses the Adapt 2000 software it is required to pay ALS 50% of the scheduled LOC fee and 50% of ALS's listed one-time license fee of $12,900.

         TPI has also entered into an informal strategic alliance with Deevan Computer Services Inc. ("Deevan"), an IT consulting company that provides asset management services to end-users, to offer hardware evaluation and procurement services under the name Asset/2000-SM-. Deevan has informed TPI that 60% of the computer hardware currently in use is not Year 2000 compliant and must be either replaced or repaired and that 10% of existing hardware cannot be repaired. Deevan will offer Year 2000 computer hardware evaluation, procurement and installation services in conjunction with the software remediation services offered by TPI.

         BUSINESS STRATEGY. TPI's strategy is to position itself as a provider of Year 2000 remediation services over the next 14 months so as to take advantage of what TPI deems to be a significant opportunity to attain accelerated growth, ordinarily difficult to attain under normal IT industry conditions. Over such period, TPI estimates that revenues generated by Year 2000 remediation services will represent in excess of 50% of gross revenues. Year 2000 services will continue to be provided well past the year 2000. There can be no assurance, however, that TPI will be able to successfully implement this business strategy or, if it is able to gain a share of the Year 2000 services market, that it will realize the anticipated growth in revenues.

         MARKETING AND SALES. TPI intends to implement substantially the same marketing and sales plan described under the caption "Client/server Migration Services - Marketing And Sales" to access the market for Year 2000 remediation services, e.g., TPI will seek to utilize strategic business relationships with IT Vendors and the implementation of its Referral Program to access the market. TPI believes also, that to the extent it is selected to perform major Year 2000 remediation projects and successfully completes such projects, it will be in a preferred position to be selected to perform post-Year 2000 client/server migration projects by the same customers, by reason of knowledge of the computer systems and businesses of such customers gained by TPI in performing such projects, and by prospective customers, based on TPI's demonstrated ability to successfully implement major conversion projects. However, there can be no assurance that TPI will be selected to perform any major Year 2000 remediation projects or, if selected, that it will be able to successfully implement such projects. Moreover, there can be no assurance that the Company will be selected to perform any major post-Year 2000 projects.

GROUPWARE SERVICES

         Groupware is a type of software designed to allow users on a client/server network to use the same software and work on the same project at the same time. Notes-Registered Trademark- ("Notes") is a groupware product of Lotus Development Corporation, an IBM subsidiary ("Lotus"), that, among other applications, allows users to work on the same document and exchange electronic mail. Notes permits the integration of information from desktop computer applications, relational databases, legacy systems and the World Wide Web. Notes contains an application development environment, a document database and sophisticated messaging system which permit the development of custom applications for improving business processes in areas such as product development, customer service, sales and account management.


         TPI has entered a "business partner" agreement with Lotus, pursuant to which TPI has been designated a "Consultant." As a Consultant, TPI undertakes to promote the sale of Lotus products and is authorized to provide business process or technology consulting and custom application development services using Lotus technologies. As a business partner, TPI is required, among other things, to use Lotus products internally, be connected to Lotus electronically via the Lotus Notes Network/Partner Information Network and have a "certified Lotus professional" on staff. Lotus provides TPI with software development tools, information, marketing services and support .

         TPI has also entered into a value-added reseller agreement with IntellAgent Control Corporation ("ICC"), a provider of sales force automation software, which has appointed TPI as a non-exclusive distributor in the United States for such software, which runs on Lotus Notes. Such software includes artificial intelligence-like features which enables the marketing and sales personnel of an organization to obtain the latest data concerning a customer or sales prospect stored in any database on the organization's enterprise-wide computer system. TPI has acquired a license for such software product from ICC and the right to grant sublicenses of the product, and provide custom application development and support services with respect to such product to end-users.

         Groupware services consist of consulting, analysis, custom application software development and implementation of Notes software solutions and specific application programs which operate in the Notes environment and the training of customer personnel in the use of such software.

         Groupware services are rendered under TPI's form of professional services agreement at fees based on time and materials estimated to be expended by TPI in the performance of such services plus a reasonable profit.

         BUSINESS STRATEGY. Since TPI's core business is to assist customers to migrate to open client/server systems, TPI believes it can enhance its ability to attract customers for its core business and increase its revenues by assisting such customers with the development of application software that can greatly enhance the use and productivity of their client/server systems. TPI believes that the rights it has obtained under its agreements with Lotus and ICC will enable it to implement such strategy.


         MARKETING AND SALES. TPI intends to implement substantially the same marketing and sales plan for Groupware Services as is described under the caption "Client/Server Migration Services - Marketing And Sales". TPI is currently developing a sales strategy and partnering plan with ICC which TPI believes will increase its Notes sales force automation software business. TPI anticipates that sales referrals will come from both ICC, the Toronto offices of Lotus and the implementation of its Referral Program. In addition, the Company intends to sponsor information seminars to create interest and generate sales leads.

         BACKLOG. Since TPI is primarily a provider of services, it does not deem purchase order backlog to be material to its operations.

         COMPETITION. The market in which TPI competes is characterized by intense competition. TPI faces competition from other providers of computer-related services, most of which have significantly greater financial, technological, marketing and personnel resources than TPI. In addition, TPI believes that the significant size of the market for legacy code transformation services and Year 2000 remediation services will lead to the emergence of a number of additional competitors. TPI's competitors include Keane Computer, IBM, Cap Gemini, Viasoft Solutions, LGS Group and many others.

         There are currently over one hundred companies providing Year 2000 remediation services in the United States and Canada. Most do not offer the range of services provided by TPI, but rather only one or two discrete services. Moreover, there is a consensus in the IT industry that the demand for Year 2000 remediation services is so great, and the available remediation resources are so limited, that all of the necessary remediation cannot be completed by January 1, 2000.

         The markets for computer-related services are characterized by rapidly changing technology and evolving industry standards, often resulting in the obsolescence of software and related services or short life cycles for software and related services. While TPI is not currently aware of any competitor offering client/server migration services that transforms legacy codes to a format usable in client/server systems as rapidly and comprehensively as TPI's software, the development of technologies that might adversely affect the market for client/server systems or that permit the development of software that outperforms TPI's software could have a material effect on TPI's potential market share and revenues.

         TPI believes that it competes on the basis of the value to its markets of its proprietary software and project management methodology and its comprehensive offering of computer-related services. Furthermore, TPI is constantly seeking to acquire and develop new services and products and to further develop and enhance its existing software. TPI's success will depend on its continued ability to provide needed information technology and to successfully market its services.

INTELLECTUAL PROPERTY


         In July 1996, TPI-Ontario acquired the intellectual property rights for "IBM midrange migration tools" software from Vladimir Stepanoff, Vice President-Technology and a director of TPI. All enhancements of such software are wholly-owned by TPI.

         Prior to April 1, 1996, TPI's date of incorporation, Mr. Stepanoff entered into an agreement with Raconix Corporation ("Raconix") pursuant to which he granted certain rights in such technology. To obtain clear title to such technology, as of the Closing Date, TPI issued 455,000 shares of common stock to Jaford Holdings Ltd. and 100,000 shares of common stock and a promissory note in the principal amount of $72,500 to Innovations Ontario Corp. (which companies had liens on such marketing rights) and 150,000 shares of common stock and a promissory note in the principal amount of $116,000 to Ronald Content as successor in interest to Raconix.

         TPI does not have any patents or registered copyrights to protect its proprietary technology. In addition, none of the trade or service marks utilized by TPI are registered with any United States or foreign trademark registry. TPI employs various methods to protect its technology and the associated documentation including confidentiality agreements with its employees and license agreements with its customers and strategic partners. Such methods may not afford adequate protection and there can be no assurance that others will not independently develop such technology or software incorporating technology that significantly out performs TPI's software.


EMPLOYEES


         As of April 30, 1999, TPI employed 24 persons, all of whom are full-time, of which three are executive officers, four are engaged in marketing and sales, three are engaged in administration and the balance are technical personnel engaged in providing TPI's computer-related services. TPI considers its relations with its employees to be satisfactory.


FACILITIES


         TPI currently sub-leases approximately 14,652 square feet of office and production space (the "Sub-leased Premises") in Mississauga, Ontario from Origin Technology in Business Inc., under a sublease expiring on October 30, 2000 at an annual rental of approximately $144,000 which includes real estate taxes, utility and operating costs allocable to the Sub-leased Premises. Origin Technology is not affiliated in any way with TPI, its officers, directors or principal shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION


         This prospectus is part of a Registration Statement on Form SB-2 that we filed with the SEC. This prospectus does not contain all information set forth in the Registration Statement, part of which has been omitted in accordance with the rules and regulations of the SEC. For further information about TPI and the securities offered hereby, reference is made to the Registration Statement, copies of which are available for inspection from the SEC, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

         TPI is subject to the informational reporting requirements of the Securities Exchange Act of 1934. In accordance with the Securities Exchange Act, we file reports and other information with the SEC. Such reports, proxies and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549 and the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information concerning the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


                                     MANAGEMENT


         DIRECTORS AND EXECUTIVE OFFICERS. The names, ages and respective positions of the Executive Officers and Directors of TPI are as follows:



Name                       Age                       Position
----                       ---                       --------
Paul G. Mighton            47                        Chairman of the Board of
                                                     Directors and Chief
                                                     Executive Officer

Warren P.A. Strutt         30                        Chief Financial Officer

Vladimir Stepanoff         57                        Vice President -
                                                     Technology and Director

         PAUL G. MIGHTON served as Chairman of the Board of Directors and Chief Executive Officer of TPI-Ontario from its date of incorporation in April 1996 until TPI-Ontario was merged into TPI in February 1998 and has served in the same positions with TPI since August 1996. From February 1995 to June 1996, Mr. Mighton served as Executive Vice President and Chief Operating Officer of Agensys Canada Limited ("ACL"), an information technology ("IT") company. From April 1993 to February 1995, he served as a Vice President of Co-Operators Data Services Canada Ltd., a provider of IT services, in its Systems Services Division. From 1991 to April 1993, Mr. Mighton was National Director of the Healthcare Systems Division of Information Systems Management Corporation, a Canadian company and a provider of data processing services to health care organizations.

         VLADIMIR STEPANOFF has served as Vice President-Technology and a director of TPI since August 1996 and held the same positions with TPI-Ontario from April 1996 until it was merged into TPI in February 1998. From April 1994 to August 1996, he served as President and director of CyberPlan Inc., a Canadian-based company engaged in the development and licensing of automatic transformation software. Mr. Stepanoff was the founder of CyberPlan, Inc., which was the successor to CyberPlan Enrg., a firm of which Mr. Stepanoff was the sole proprietor from 1984 to April 1994. CyberPlan Enrg. developed the transformation software which CyberPlan Inc. continued to develop and license. Mr. Stepanoff has a Bachelor of Science Degree (with Honors) in mathematics and physics from the University of British Columbia.

         WARREN P. A. STRUTT has served as Chief Financial Officer of TPI since April 27, 1999. From November 1998 until April 26, 1999, he served as Director of Finance for TPI. From January 1997 until November 1998 Mr. Strutt served in the position of Controller for Alliance Cables Inc., a Canadian distributor in the wireless communication industry. From May 1995 until January 1997 Mr. Strutt served as Accounting manager for BGS Bearings & Equipment Limited, a Canadian distributor in the motion control industry. From May 1992 until May 1995, he served as Senior Financial Accountant for Maritz Canada Inc., a Canadian subsidiary of Maritz Inc., a company in the service industry providing performance improvement solutions for Fortune 500 companies. Mr. Strutt holds a Certified Management Accountant (CMA) degree issued in September 1995. He graduated from Sheridan College of Applied Arts and Technology in June of 1989 with a diploma in Business Administration - Accounting Major.


         All directors hold office until the next annual meeting of stockholders of TPI and the election and qualification of their respective successors. Directors currently receive no cash compensation for serving on the Board of Directors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for TPI's Chief Executive Officer from August 7, 1996 (the date in which TPI-Ontario merged into Samuel Hamann

Graphix, Inc.) through the completion of the fiscal year ended July 31, 1998. No other officer received reportable remuneration.


SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                         Annual Compensation                       Awards         Payouts
Name of            Fiscal    Salary($)   Bonus($)    Other Annual     Restricted   Securities     Long-Term     All Other
Individual and     Year                              Compensation     Stock        Underlying     Incentive     Compensation
Principal Position                                   ($)              Award($)     options/SARs   Plan          ($)
                                                                                   (#)            Payouts(#)
Paul G. Mighton    1998      $110,000    -0-         -0-              -0-          -0-            -0-           $ -
Chairman of the
Board and Chief
Executive Officer
                   1997      $79,264     -0-         -0-              -0-          -0-            -0-           $ -


         The cost to TPI of personal benefits, including premiums for life insurance and any other perquisites, to such executive does not exceed 10% of such executive's annual salary and bonus.

COMPENSATION OF DIRECTORS


         No compensation is paid by TPI to any of its directors for services in such capacity. Currently, all of TPI's directors are executive officers of TPI.


EMPLOYMENT CONTRACTS


         On January 1, 1997, TPI entered into employment agreements with Messrs. Paul G. Mighton and Vladimir Stepanoff, TPI's executive officers. Such agreements do not provide for a fixed period of employment and provide that an employee's employment may be terminated at any time, without notice, for "cause" (as defined in each agreement), or at any time, upon at least 30 days prior notice, TPI or the employee may terminate such employment, and, without notice upon payment of six months base salary and certain other amounts to the employee, TPI may terminate such employee's employment. The agreements provide for participation in employee benefit programs, vacation and reimbursement of expenses, including for use of the employee's vehicle. Each of the agreements contains provisions prohibiting the employee from competing with TPI for a period of six months following termination of employment and from disclosing confidential information of TPI while employed by TPI and thereafter.

         Mr. Mighton's employment agreement provides that he will be paid an annual salary of approximately $110,000; and Mr. Stepanoff's employment agreement provides that he will be paid an annual salary of approximately $66,000.

         On April 27, 1999, TPI entered into an employment agreement with Warren Strutt, TPI's Chief Financial Officer. The agreement does not provide for a fixed period of employment and provides that the employee's employment may be terminated at any time, without notice, for

"cause" (as defined in the agreement), or at any time, upon at least 30 days prior notice, TPI or the employee may terminate such employment, and, without notice upon payment of six months base salary and certain other amounts to the employee, TPI may terminate such employee's employment. The agreements provide for participation in employee benefit programs, vacation and reimbursement of expenses, including for use of the employee's vehicle. The agreement contains provisions prohibiting the employee from competing with TPI during the term of his employment and from disclosing confidential information of TPI while employed by TPI and thereafter. Mr. Strutt's employment agreement provides that he will be paid an annual salary of approximately $62,000.



OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name of          Number of               Percent of Total      Exercise of Base     Market Price on       Expiration
Individual       Securities              options/SARs          Price ($/Share)      Day of Grant          Date
                 Underlying              Granted to
                 options/SARs            Employees in
                 Granted                 Fiscal Year
None


Aggregated Option/SAR Exercise in Last Fiscal Year and Fiscal Year End Option/SAR Values.



Name of          Shares Acquired on        Value Realized        Number of Securities            Value of
Individual       Exercise (#)                                    Underlying Unexercised          Unexercised In-
                                                                 options/SARs at Fiscal          The-Money
                                                                 Year End (#) Exercisable/       options/SARs at
                                                                 Unexercisable                   Fiscal Year End ($)
                                                                                                 Exercisable/
                                                                                                 Unexercisable
None


1998 STOCK OPTION PLAN


         TPI has established the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan is intended to provide the employees and directors of TPI with an added incentive to continue their services to TPI and to induce them to exert their maximum efforts toward TPI's success. The 1998 Plan provides for the grant of options to directors and employees (including officers) of TPI to purchase up to an aggregate of twenty percent (20%) of the number of shares of common stock in the capital of TPI issued and outstanding from time to time less any shares of common stock reserved, set aside and made available pursuant to the terms of TPI's employee share purchase plan (the "Share Purchase Plan") and pursuant to any options for services rendered to TPI. The number of shares of common stock subject to options granted to any one person under the Plan, the Share Purchase Plan and options for services rendered to TPI may not at any time exceed five percent (5%) of the outstanding shares of common stock. The 1998 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1998 Plan, the number of shares subject to each option and the option price.


         The 1998 Plan allows TPI to grant non-qualified stock options ("NQSO's") not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended. The exercise price of NQSO's may not be less than the fair market value of the common stock on the date of grant. Options may not have a term exceeding ten years and are not transferable, except upon the death of the optionee.

         On November 30, 1998, Warren Strutt was granted options to purchase 50,000 shares of common stock exercisable at $.27 per share terminating on November 29, 2008. The options vest on November 29, 1999.


                                 INDEMNIFICATION
                            OF DIRECTORS AND OFFICERS


         TPI's Certificate of Incorporation provides for indemnification of directors in conformity with Section 78.7502 of the Nevada Corporation Law, as amended (the "NCL"), which authorizes TPI to indemnify any director under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director of TPI if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TPI pursuant to the foregoing provisions or otherwise, TPI has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                              CERTAIN TRANSACTIONS


         In consideration for the transfer to TPI of the ownership interest in certain technology and certain services provided to TPI, TPI issued 4,936,050 and 965,000 shares of common stock to Joter Holdings ("Joter") and Diversified Technologies Ltd.("DTL") (such shares were issued in exchange for shares of TPI-Ontario on August 20, 1996), respectively, which held such shares as nominees for the benefit of the following executive officers and directors of
TPI: Paul Mighton, and Vladimir Stepanoff and John McGee and Gary G. McCann, former executive officers and directors. See "Security Ownership of Certain Beneficial Owners and Management."

         From August 1, 1996 through July 11, 1997, TPI made advances to Messrs. Paul G. Mighton and Vladimir Stepanoff, executive officers, directors and principal stockholders of TPI and to Gary G. McCann a former executive officer and director, aggregating $115,227. On July 31, 1997, Messrs. Mighton, McCann and Stepanoff executed demand promissory notes payable to TPI in the respective principal amounts of $61,452, $37,829 and $15,946, representing the aggregate amounts borrowed by such persons from TPI. The notes bear interest at the annual rate of 4%. The advances made to Messrs. Mighton and McCann were subsequently written off by TPI and were accounted for as officers' compensation.


         TPI has paid for the account of Mantis Information Technology Ltd ("Mantis"), a corporation of which Gary G. McCann is the sole stockholder, certain obligations for consulting services incurred by Mantis and has rendered invoices to Mantis in the aggregate amount of approximately $12,000 for funds advanced. As of the date hereof, such invoices remain outstanding.

         Messrs. Mighton, McCann, Stepanoff and McGee have personally guaranteed the payment to a bank of certain purchase money equipment loans made to TPI by such bank. The outstanding principal balance of the loans was approximately $13,000 as of May 15, 1999. The loans bear interest at 2.5% over the bank's prime rate in effect from time to time (currently 6.25% per annum). See "Management's Discussion and Analysis or Plan of Operations -- Liquidity and Capital Resources."

         The officers of TPI have executed employment agreement with TPI. See "Executive Compensation--Employment Contracts."


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of April 30, 1999, certain information concerning those persons known to TPI, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of common stock, $.001 par value, of TPI by:

         (i) each person known by TPI to be the owner of more than 5% of the outstanding shares of common stock,

         (ii) each director and executive officer of TPI and its subsidiaries,

         (iii)     each executive officer named in the Summary Compensation
                   Table and

         (iv)      all directors and officers as a group:




Name and Address of                     Amount and Nature of
Beneficial Owner                        Beneficial Ownership                    Percentage of Class (2)
----------------                        --------------------                    -----------------------
Diversified Technologies                1,533,367(3)                            8.6%
Ltd.(1)

Vladimir Stepanoff (1)                  1,633,683                               9.2%



Name and Address of                     Amount and Nature of
Beneficial Owner                        Beneficial Ownership                    Percentage of Class (2)
----------------                        --------------------                    -----------------------
Paul G. Mighton (1)                     1,466,683 (3)                           8.3%

Gary McCann (1)                         1,416,684 (3)                           8.0%

Warren Strutt (1)                       -0- (4)                                 0.0%

John G. McGee (1)                       957,500                                 5.4%

All Directors and Officers as           3,100,366 (3)                           17.5%
a Group (3 persons)


(1) Unless otherwise noted, TPI believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Each such person is deemed to be the beneficial owner of shares of common stock held by such person (but not held by any other person) on April 30, 1999, and any shares of common stock which such person has the right to acquire pursuant to securities exercisable or exchangeable for, or convertible into, common stock, within 60 days from such date. The address of each beneficial owner is in care of TPI, Suite 2000, 5500 Explorer Drive, Mississauga, Ontario, Canada.

(2) Based on 17,759,179 shares of common stock outstanding at the close of business on April 30, 1999. TPI's records and the records of its transfer agent differ with respect to the number of outstanding shares of TPI's common stock. According to the transfer agent, the number of shares of common stock outstanding is approximately 775,966 shares greater that the 17,759,179 indicated by TPI's records. TPI believes that its records are correct and is in the process of resolving this difference. The number of shares outstanding used to calculate the above percentages does not include these shares or any adjustment which might be necessary to resolve this difference.

(3) Diversified Technologies Ltd ("DTL"), a British Virgin Islands corporation is a holding company with the sole purpose of holding the stock of TPI. The sole shareholders of DTL are Paul G. Mighton and Gary G. McCann ( a former officer and director) who each hold 50% of the stock of DTL. DTL holds 766,683 shares for Mr. Mighton and 766,684 for Mr. McCann.

(4) Does not include options to purchase 50,000 shares of common stock which are not currently exercisable.


                             SELLING SECURITYHOLDERS


         The following table sets forth, with respect to each selling securityholder, based upon information available to TPI as of April 30, 1999, the number of shares of common stock beneficially owned, the number of shares of common stock to be sold, and the number and percentage of outstanding shares of common stock beneficially owned before and after the sale of the shares offered hereby. None of the selling securityholders has been an affiliate of TPI during the preceding three years, and none of whom own beneficially 1% of the outstanding stock of TPI on the date hereafter. Although there can be no assurance that the selling securityholders will sell any or all of the shares of common stock, the following table assumes that each of the selling securityholders will sell all of the shares of common stock offered by this prospectus.


                                                                                                        Percentage of
                                                                                                           Common
                                                                                                         Stock Owned
                                                  Securities Owned                 Securities              Before
       Name of Beneficial Owners                Prior to Offering (1)            To Be Sold (2)         Offering (3)

                                              Shares            Warrants             Shares

Advantage (Bermuda) Fund                         4,972,457            176,843             5,149,300 (4)                4.9% (12)

Canadian Advantage Limited Partnerships         10,059,569            269,533            10,329,102(5)                 4.9%
                                                                                                                     (12)(13)

Dominion Capital                                 4,360,314            271,778             4,632,092(6)                 4.9% (12)

Fetu Holdings                                    3,889,993            160,162             4,050,155 (7)                4.9% (12)

Livingstone Asset Management                       562,346             26,700               589,046 (8)                3.3% (12)

SHA Security Holdings Anstalt                           -0-           500,000               500,000 (9)                2.7%

Pinetree Capital Corp.                                  -0-           100,000                100,00 (10)               *

Martin Foest                                        50,000 (11)            -0-               50,000 (11)               *

Marex Computers Training & Consulting               50,000 (11)            -0-               50,000 (11)               *
Inc.

Warren Strutt                                       50,000 (14)            -0-               50,000 (14)               *

Martin E. Janis & Company, Inc.                    150,000 (15)            -0-              150,000 (15)               *


*        less than 1% of the total number of shares issued and outstanding.

(1) Unless otherwise noted, TPI believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the effective date of this prospectus upon the exercise of warrants or other convertible securities. Unless otherwise noted, each selling securityholder's beneficial ownership is determined by assuming that debentures, warrants or options that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof have been exercised or converted.

(2) Includes all shares issuable upon exercise of options or warrants and/or conversion of debentures, set forth under "Securities Owned Prior to Offering."


(3) Based on 17,759,179 shares of common stock outstanding as of April 30, 1999. See "Note 13" of the "Notes to the Financial Statements". Assumes that all shares of common stock issued are sold as part of this Offering.

(4) Includes (a) 727,657 shares issued upon conversion (with interest converted into common stock) of the 1998 debentures in the principal amount of $146,000 and 4,244,800 shares issuable upon conversion (including additional shares to be issued upon conversion of interest into common stock) of an additional $379,000 of the 1998 debentures at a conversion rate of $0.10 per share and (b) up to 176,843 shares issuable upon exercise of warrants issued in connection with the 1998 debentures.

(5) Includes (a) 595,569 shares issued upon prior conversion (with interest converted into common stock) of the 1998 debentures in the principal amount of $330,000 and 9,464,000 shares issuable upon conversion (including additional shares to be issued upon conversion of interest into common stock) of an additional $845,000 of the 1998 debentures at a conversion rate of $0.10 per share and (b) up to 269,533 shares issuable upon exercise of warrants issued in connection with the 1998 debentures.

(6) Includes (a) 395,515 shares issued upon prior conversion (with interest converted into common stock) of the 1998 debentures in the principal amount of $221,000 and 3,964,799 shares issuable upon conversion (including additional shares to be issued upon conversion of interest into common stock) of an additional $354,000 of the 1998 debentures at a conversion rate of $0.10 per share and (b) up to 271,778 shares issuable upon exercise of warrants issued in connection with the 1998 debentures.

(7) Includes (a) 445,993 shares issued upon prior conversion (with interest converted into common stock) of the 1998 debentures in the principal amount of $217,500 and 3,444,000 shares issuable upon conversion (including additional shares to be issued upon conversion of interest into common stock) of an additional $307,500 of the 1998 debentures at a conversion rate of $0.10 per share and (b) up to 160,162 shares issuable upon exercise of warrants issued in connection with the 1998 debentures.

(8) Includes (a) up to 315,946 shares issued upon prior conversion (with interest converted into common stock) of the 1998 debentures in the principal amount of $178,000 and 246,400 shares issuable upon conversion (including additional shares to be issued upon conversion of interest into common stock) of an additional $22,000 of the 1998 debentures at a conversion rate of $0.10 per share and (b) up to 26,700 shares issuable upon exercise of warrants issued in connection with the 1998 debentures.

(9) Includes up to 500,000 shares issuable upon exercise of the 1996 warrants.

(10) Includes up to 100,000 shares issuable upon exercise of the 1997 warrants.

(11) Includes up to 50,000 shares issuable upon exercise of options granted on March 26, 1998 at an exercise price of $.50.

(12) Pursuant to the terms of the 1998 debentures, the Securityholder is restricted from converting an amount of 1998 debentures which would result in the Securityholder owning more than 4.9% of the outstanding common stock of TPI.

(13) Canadian Advantage Limited Partnership rescinded, and TPI accepted, the conversion of an aggregate of $57,500 plus interest of debentures and returned 201,736 shares of common stock. The debentures were converted in error and were in excess of 4.9% of TPI's outstanding common stock, which violated the terms of the debentures. Such transaction was effected in April 1999.

(14) Includes up to 50,000 shares issuable upon exercise of options granted on November 30, 1998 at an exercise price of $.27.

(15) Shares issuable as additional consideration pursuant to an agreement dated March 24, 1998 to provide investor relations services.


                              PLAN OF DISTRIBUTION


         The shares of common stock, common stock issuable upon conversion of debentures and shares of common stock issuable upon exercise of the warrants and options (collectively, the "Securities") offered hereby are being offered by the selling securityholders and/or their transferees, assignees, pledgees or other successors for their own account and not for the account of TPI. The selling securityholders may continue to sell the Securities directly to purchasers or, alternatively, may offer the Securities from time to time through other agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the selling securityholders. Sales of the Securities may be made in one or more transactions on OTCBB, in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price. Sales of Securities are subject to the prospectus delivery and other requirements of the Securities Act.

         Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the common stock of TPI offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock of TPI during the applicable "cooling off" period (nine business days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the regulations thereunder, including, without limitation, Rule 102 of Regulation M, which provisions may limit the timing of purchases and sales of the Securities by the selling securityholders. To the extent required, TPI will use its best efforts to file, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement with respect to the common stock and common stock underlying the warrants and options to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including the name or names of any additional underwriters, dealers or agents, if any, the purchase price paid by the underwriter for Securities purchased from a selling securityholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

                            DESCRIPTION OF SECURITIES


         The following summary descriptions of TPI's securities are qualified in their entirety by reference to TPI's Certificate of Incorporation and By-Laws, copies of which are available upon request of TPI.

         TPI is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 30, 1999, there were 17,759,179 shares of common stock outstanding held by approximately 144 holders of record.
No shares of preferred stock are issued or outstanding.


COMMON STOCK


         Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the common stock. All of the outstanding shares of common stock are duly and validly issued, fully paid and non-assessable. Holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of TPI available upon liquidation, dissolution or winding up, subject to any superior rights of the holders of preferred stock, if issued.


PREFERRED STOCK


         TPI's Articles of Incorporation authorize the issuance of the shares of preferred stock in one or more series, with each series to have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without any action by the stockholders, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In addition, the issuance of shares of preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of TPI. Although TPI does not currently intend to issue any shares of preferred stock, there can be no assurance that TPI will not do so in the future.

DIVIDEND POLICY


         The payment of dividends by TPI is within the discretion of its Board of Directors and depends in part upon TPI's earnings, capital requirements and financial condition. Since its inception, TPI has not paid any dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. TPI intends to retain earnings, if any, to finance its operations.


REPORTS TO STOCKHOLDERS


         TPI became a reporting company on May 11, 1998 and will be distributing to its stockholders annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and will make available such other periodic reports as TPI may deem to be appropriate or as may be required by law or by the rules or regulations of any stock exchange on which TPI's common stock is listed. TPI's fiscal year end is July 31.


                                  LEGAL MATTERS


         The legality of the common stock offered hereby will be passed upon by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158.


                                     EXPERTS


         The financial statements of Transformation Processing Inc. as of July 31, 1998 and for the period from April 1, 1996 (date of incorporation) to July 31, 1997, the year ended July 31, 1998 and the cumulative amounts from inception to July 31, 1998 which are included in this prospectus have been included herein and in the Registration Statement in reliance upon the report of Goldstein Golub Kessler LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS
                               -------------------

                         FISCAL YEAR ENDED JULY 31, 1998
                               -------------------



                                                                         PAGE
                                                                         ----

INDEPENDENT AUDITOR'S REPORT ............................................F-2

FINANCIAL STATEMENTS:

     Balance Sheet ......................................................F-3

     Statement of Operations ............................................F-4

     Statement of Stockholders' Equity ..................................F-5

     Statement of Cash Flows ............................................F-6

Notes to Financial Statements ...........................................F-7-F-16


                    FOR THE SIX MONTHS ENDED JANUARY 31, 1999
                                   (UNAUDITED)
                       -----------------------------------

Financial Statements:

     Balance Sheet ......................................................F-17

     Statement of Operations ............................................F-18

     Statement of Stockholders' Deficiency ..............................F-19

     Statement of Cash Flows ............................................F-20

Notes to Financial Statements ...........................................F-21

INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Transformation Processing Inc.


We have audited the accompanying balance sheet of Transformation Processing Inc. (a development stage company) as of July 31, 1998, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the period from April 1, 1996 (date of incorporation) to July 31, 1997, the year ended July 31, 1998, and cumulative amounts from inception to July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transformation Processing Inc. as of July 31, 1998, and the results of its operations and its cash flows for the period from April 1, 1996 (date of incorporation) to July 31, 1997, the year ended July 31, 1998, and cumulative amounts from inception to July 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has had limited operations and has a deficit accumulated during the development stage that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 18, 1998, except for the last paragraph of Note 8, as to which the date is October 31, 1998, and the last paragraph of note 12, as to which the date is January 26, 1999

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)



                                                                   BALANCE SHEET
--------------------------------------------------------------------------------

July 31, 1998
--------------------------------------------------------------------------------


ASSETS

Current Assets:
  Cash                                                                                                       $ 150,687
  Accounts receivable, net of allowance for doubtful accounts of $33,000                                       419,933
  Due from related parties                                                                                      14,595
  Prepaid expenses and other current assets                                                                      4,715

----------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                                     589,930

Property and Equipment, net                                                                                    182,894

Deferred Debt Cost, net                                                                                         57,022

Other Assets                                                                                                    33,769

----------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                                           $ 863,615
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accounts payable                                                                                           $ 350,890
  Accrued expenses and other current liabilities                                                               230,201
  Current maturities of long-term debt                                                                          43,165
  Note payable - stockholder                                                                                    25,803

----------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                                                650,059

Long-term Debt, net of current maturities                                                                    1,049,590

----------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                                                      1,699,649
----------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies

Stockholders' Deficiency:
  Preferred stock - $.001 par value; authorized 5,000,000 shares, none issued                                   -
  Common stock - $.001 par value; authorized 50,000,000 shares, issued
   and outstanding 16,186,628 shares                                                                            16,187
  Additional paid-in capital                                                                                 6,266,719
  Deficit accumulated during the development stage                                                          (7,085,089)
  Cumulative foreign currency translation adjustments                                                          (33,851)
----------------------------------------------------------------------------------------------------------------------

      Stockholders' deficiency                                                                                (836,034)
----------------------------------------------------------------------------------------------------------------------

      Total Liabilities and Stockholders' Deficiency                                                         $ 863,615
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------




                         The accompanying notes and independent auditor's report
                     should be read in conjunction with the financial statements

--------------------------------------------------------------------------------


                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                         STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                             Period from
                                                             April 1, 1996                                            Cumulative
                                                        (date of incorporation)            Year ended                    amounts
                                                           to July 31, 1997               July 31, 1998           from inception
--------------------------------------------------------------------------------------------------------------------------------

Revenue - consulting services                                  $    47,317                  $   877,198              $   924,515
--------------------------------------------------------------------------------------------------------------------------------

Costs and expenses:
  Cost of consulting services                                       11,271                    1,314,356                1,325,627
  Cost of software transformation services                         192,729                    1,107,208                1,299,937
  Software development                                             218,212                       35,197                  253,409
  General and administrative                                       874,425                    1,871,105                2,745,530
  Noncash consulting costs                                       1,536,341                          -                  1,536,341
--------------------------------------------------------------------------------------------------------------------------------
                                                                 2,832,978                    4,327,866                7,160,844
--------------------------------------------------------------------------------------------------------------------------------

Loss from operations                                            (2,785,661)                  (3,450,668)              (6,236,329)

Interest income (expense), net of interest income
 of $9,749 in 1998                                                   1,125                     (849,885)                (848,760)
--------------------------------------------------------------------------------------------------------------------------------
Net loss                                                       $(2,784,536)                 $(4,300,553)             $(7,085,089)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

Basic net loss per common share                                $   (.27)                    $  (.30)                      -
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

Weighted-average number of common shares
 outstanding                                                    10,161,665                   14,542,313                -
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


                         The accompanying notes and independent auditor's report
                     should be read in conjunction with the financial statements

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)


                                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------

Period from April 1, 1996 (date of incorporation) to July 31, 1998
--------------------------------------------------------------------------------

                                                                             Deficit
                                                                           Accumulated        Foreign        Stock-
                                                          Additional       During the        Currency       holders'
                                      Common Stock          Paid-in        Development      Translation      Equity
                                   Shares       Amount      Capital           Stage         Adjustments   (Deficiency)
----------------------------------------------------------------------------------------------------------------------

Issuance of common stock to
 founders                        5,901,050     $ 5,901     $   (5,901)             -              -                 -

Issuance of common
 stock for cash                  1,469,363       1,469      1,215,657              -              -        $ 1,217,126

Options to purchase
 common stock issued
 for services                         -             -          27,362              -              -             27,362

Issuance of common
 stock in reverse acquisition    2,205,869       2,206         13,484              -              -             15,690

Issuance of common
 stock for services in
 reverse acquisition             1,888,000       1,888      1,534,453              -              -          1,536,341

Issuance of common
 stock for intangible asset        705,000         705        572,965              -              -            573,670

Net loss                              -             -              -      $(2,784,536)            -         (2,784,536)

Cumulative foreign currency
 translation adjustments              -             -              -               -        $ 22,855            22,855
----------------------------------------------------------------------------------------------------------------------

Balance at July 31, 1997        12,169,282      12,169      3,358,020      (2,784,536)        22,855           608,508

Issuance of common stock
 for cash                        3,109,223       3,110      1,003,336              -              -          1,006,446

Issuance of common stock
 upon conversion of convertible
 debentures                        908,123         908        706,387              -              -            707,295

Recognition of beneficial
 conversion feature of
 convertible debentures               -             -         650,026              -              -            650,026

Warrants to purchase common
 stock issued with convertible
 debentures                           -             -         527,000              -              -            527,000

Net loss                              -             -              -       (4,300,553)            -         (4,300,553)

Cumulative foreign currency
 translation adjustments              -             -              -               -         (56,706)          (56,706)

Options to purchase common
 stock issued for services            -             -          21,950              -              -             21,950

----------------------------------------------------------------------------------------------------------------------
Balance at July 31, 1998        16,186,628     $16,187     $6,266,719     $(7,085,089)      $(33,851)     $   (836,034)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

                         The accompanying notes and independent auditor's report
                     should be read in conjunction with the financial statements

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)


                                                         STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             Period from
                                                             April 1, 1996                                              Cumulative
                                                        (date of incorporation)             Year ended                    amounts
                                                           to July 31, 1997                 July 31, 1998             from inception
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss from development stage operations                   $(2,784,536)                 $(4,300,553)                $(7,085,089)
  Adjustments to reconcile net loss from development
   stage operations to net cash used in operating activities:
    Depreciation and amortization                                  197,483                      617,451                     814,934
    Issuance of options and warrants to purchase common
     stock for services                                             27,588                      181,317                     208,905
    Issuance of common stock for services in reverse
     acquisition                                                 1,549,056                     -                          1,549,056
    Recognition of beneficial conversion feature                  -                             631,281                     631,281
    Provision for doubtful accounts                               -                              34,325                      34,325
    Write-off of amounts due from related parties                 -                              96,020                      96,020
    Amortization of discounts                                     -                             187,793                     187,793
    Interest expense converted to stock                           -                               7,085                       7,085
    Changes in operating assets and liabilities:
      Increase in accounts receivable                               (3,705)                    (462,787)                   (466,492)
      Increase (decrease) in time deposits                         (23,561)                      22,600                        (961)
      Increase in prepaid expenses and other current assets         (3,426)                      (4,639)                     (8,065)
      Increase in deferred debt costs                             -                             (60,263)                    (60,263)
      Increase in other assets                                      (4,723)                     (26,411)                    (31,134)
      Increase in accounts payable                                  26,116                      347,053                     373,169
      Increase in accrued expenses and other current
        liabilities                                                 89,317                      159,228                     248,545
------------------------------------------------------------------------------------------------------------------------------------
          Net cash used in operating activities                   (930,391)                  (2,570,500)                 (3,500,891)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchase of property and equipment                              (124,733)                    (122,601)                   (247,334)
  Purchase of intangible assets                                    (24,156)                    -                            (24,156)
  Advances to related parties                                     (129,621)                    -                           (129,621)
------------------------------------------------------------------------------------------------------------------------------------
          Cash used in investing activities                       (278,510)                    (122,601)                   (401,111)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from loan payable - bank                                 73,158                       50,160                     123,318
  Repayments of loan payable - bank                                (15,054)                     (49,312)                    (64,366)
  Repayment of note payable - stockholder                          (74,924)                     (83,300)                   (158,224)
  Net proceeds from issuance of common stock                     1,240,109                      987,484                   2,227,593
  Net proceeds from issuance of convertible debentures            -                           1,903,688                   1,903,688
------------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities              1,223,289                    2,808,720                   4,032,009
------------------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                              2,043                       18,637                      20,680
------------------------------------------------------------------------------------------------------------------------------------

Net increase in cash                                                16,431                      134,256                     150,687

Cash at beginning of period                                       -                              16,431                     -

------------------------------------------------------------------------------------------------------------------------------------
Cash at end of period                                          $    16,431                  $   150,687                 $   150,687
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


Supplemental disclosure of cash flow information:

  Cash paid during the period for interest                     $     2,419                  $    58,264                 $    60,683
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


Supplemental schedule of noncash financing activity:

  Conversion of long-term debt to common stock                    -                         $   707,295                     -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



                         The accompanying notes and independent auditor's report
                     should be read in conjunction with the financial statements

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


  1.  PRINCIPAL BUSINESS      On August 20, 1996, Samuel Hamann Graphix, Inc.
      ACTIVITY AND            acquired all of the outstanding common stock of
      SIGNIFICANT             Transformation Processing Inc. ("Ontario"), a
      ACCOUNTING              Canadian corporation.  For accounting purposes the
      POLICIES:               acquisition has been treated as a recapitalization
                              of Ontario with Ontario as the acquirer (reverse acquisition). Samuel Hamann Graphix, Inc. changed its name to Transformation Processing Inc. (the
                              "Company"). On February 19, 1998, Ontario merged into the Company. The accompanying financial statements reflect this merger as if it had occurred on July 31, 1997.

                              The Company is considered to be in the
                              development stage as of July 31, 1998 because it has been devoting substantially all of its efforts to establishing its business. While its planned principal operations have commenced, there has been no significant revenue therefrom.

                              The Company is an information technology company that develops and markets software and services that enable companies worldwide to automatically migrate their application programs and data from legacy systems to open systems and client/server environments. The Company has expanded its operations from providing legacy code migration services to three lines of business; client/server migration, year 2000 and groupware services. The Company is targeting customers located throughout Canada and the United States. For the periods ended July 31, 1997 and 1998, all operations of the Company were conducted in Canada. At July 31, 1998, all of the Company's assets are located in Canada.

                              The statement of operations includes the results of operations of the Company for the 16-month period from April 1, 1996 to July 31, 1997. The results of operations for the period from April 1, 1996 to July 31, 1996 were not material.

                              Revenue from fixed-price contracts is recognized ratably over the period of performance in accordance with the American Institute of Certified Public Accountants' Statement of Position 91-1, Software Revenue Recognition. Revenue from customer training, technical support and other services is recognized as the service is performed. The Company provides technical support at no charge for the first 90 days and, under certain circumstances, at no charge if certain other fees are current. Revenue from the sale of deployment product licenses is recognized after installation of the product.

                              Property and equipment is recorded at cost.
                              Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

                              The cost of software marketing rights of approximately $780,000 (which includes approximately $207,000 of notes payable plus approximately $573,000 in common stock issued) was being amortized by the straight-line method over four years. Amortization expense charged to operations in the period ended July 31, 1997 and included in cost of software transformation services in the accompanying statement of operations was approximately $180,000. At each balance sheet date, the Company evaluates the period of amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results; (ii) projected future operating results; and (iii) any other material factors that affect the continuity of the business. The Company does not anticipate significant revenues from this intangible asset in the immediate future, therefore the Company has elected to write off the unamortized balance of the intangible asset (software marketing rights). The impairment loss of approximately $372,000 is included in the cost of transformation services in the accompanying statement of operations for the year ended
                              July 31, 1998.

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                              Costs associated with the issuance of the 6% convertible debentures are being amortized on the straight-line method over the term of the debentures. Upon conversion, debt issue costs will be charged to operations. For the year ended July 31, 1998, debt issue costs of $61,396 have been charged to operations and included in interest expense in the accompanying statement of operations.

                              The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management affecting reported amounts of assets and liabilities and revenue and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

                              Basic loss per share is based on the
                              weighted-average number of shares of common stock outstanding during the periods. Fully diluted per share amounts are not presented because the effect would be antidilutive. The prior-year loss per share was unaffected by the adoption of Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share.

                              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

                              The Company's functional currency is the Canadian dollar. Balance sheet accounts are translated into U.S. dollars using current exchange rates in effect at the balance sheet date and revenue and expense accounts are translated using an average exchange rate for the period. The gains and losses resulting from translation are included in stockholders' deficiency.

                              Due to the nature of the Company, the
                              convertibility feature, interest rates and repayment terms, the estimated fair value of the Company's long-term debt approximates its carrying amount.


2. PROPERTY AND               Property and equipment, at cost, consists of the
   EQUIPMENT:                 following:


                                                                                            Estimated
                                                                                           Useful Life
------------------------------------------------------------------------------------------------------
                              Machinery and equipment                   $  21,267              5 years
                              Computer equipment                          154,435              5 years
                              Furniture and fixtures                       55,735              7 years
------------------------------------------------------------------------------------------------------

                                                                          231,437
                              Less accumulated depreciation                48,543
------------------------------------------------------------------------------------------------------
                                                                         $182,894

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  3.  ACCRUED                 Accrued expenses and other current liabilities
      EXPENSES AND             consist of the following:
      OTHER CURRENT           Accrued professional fees                                                      $  85,793
      LIABILITIES:            Settlement liability                                                              33,082
                              Other (all amounts are less than 5% of current liabilities)                      111,326

----------------------------------------------------------------------------------------------------------------------
                                                                                                              $230,201
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------



   4.  LONG-TERM   DEBT:      Long-term debt consists of the following:
                              Installment loans                                                           $     53,086
                              6% convertible debentures                                                      1,039,669
----------------------------------------------------------------------------------------------------------------------

                                                                                                             1,092,755
                              Less current portion                                                              43,165

----------------------------------------------------------------------------------------------------------------------

                                      Long-term portion                                                     $1,049,590
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


                              The effect of foreign currency translation adjustments on the Company's long-term debt is included in cumulative foreign currency translation adjustments in stockholders' equity (deficiency) in the accompanying financial statements.

                              The Company is obligated under two installment loans with a bank payable in monthly installments aggregating $4,750 plus interest through February 1, 1999 and December 31, 1999. The loans bear interest at the bank's prime rate (7.25% at July 31, 1998) plus 2.5%. The loans are collateralized by substantially all of the Company's assets.

                              On April 14, 1998, the Company issued two $500,000 6% convertible debentures totaling $1,000,000 for cash, due April 14, 2000. Of the $1,000,000 convertible debentures, $550,000 are convertible into common stock at 70% of the five-day average closing bid price immediately preceding the date of conversion and $450,000 of the debentures are convertible into common stock at 80% of the five-day average closing ask price immediately preceding the date of conversion. In May 1998, $300,000 of 6% convertible debentures were converted into 266,092 shares of common stock and in July 1998 $400,000 of 6% convertible debentures were converted into 642,031 shares of common stock. In connection with the issuance of debentures, the Company issued warrants to purchase 301,228 shares of common stock. The fair value of $251,000 allocated to the warrants is being amortized over the term of the debentures. For the year ended July 31, 1998, amortization of $181,297 has been charged to operations and included in interest expense in the accompanying statement of operations. The unamortized portion is shown as a reduction in the carrying value of the debentures as of July 31, 1998.

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                              On May 21, 1998, the Company issued two $250,000 6% convertible debentures totaling $500,000 for cash, due May 21, 2000. These debentures are convertible into common stock at 80% of the five-day average closing ask price immediately preceding the date of conversion. In connection with the issuance of debentures, the Company issued warrants to purchase 50,200 shares of common stock. The fair value of $52,500 allocated to the warrants is being amortized over the term of the debentures. For the year ended July 31, 1998, amortization of $5,311 has been charged to operations and included in interest expense in the accompanying statement of operations. The unamortized portion is shown as a reduction in the carrying value of the debentures as of July 31, 1998.

                              On July 10, 1998, the Company issued two
                              $250,000 6% convertible debentures totaling
                              $500,000 for cash, due July 10, 2000. These debentures are convertible into common stock at 80% of the five-day average closing ask price immediately preceding the date of conversion. In connection with the issuance of debentures, the Company issued warrants to purchase 68,306 shares of common stock. The fair value of $58,500 allocated to the warrants is being amortized over the term of the debentures. For the year ended July 31, 1998, amortization of $1,183 has been charged to operations and included in interest expense in the accompanying statement of operations. The unamortized portion is shown as a reduction in the carrying value of the debentures as of July 31, 1998.

                              On the date of issuance of each convertible debenture, including the convertible debenture issued and converted in August 1997, the Company allocated a portion of the proceeds to the beneficial conversion feature of the debenture which represented the intrinsic value of that feature. That amount is calculated as the difference between the conversion price and the fair value of the common stock into which the debentures are convertible, multiplied by the number of shares into which the debentures are convertible. The amount attributable to the beneficial conversion feature, aggregating $650,026, is included in interest expense in the accompanying statement of operations as the debentures became convertible into common stock on issuance.

                              Each debenture provides the holder with certain registration rights that require the Company to register the common shares underlying each convertible debenture within 90 days following the closing date of the issuance. As of July 31, 1998, the Company was not in compliance with this requirement. If the common shares are not registered, the Company shall pay the debenture holders damages in the amount of 2% of the amount of outstanding debentures every 30 days. The amount of damages accrued and charged to operations at July 31, 1998 was estimated to be $6,000.

                              The fair value of each warrant is estimated on the date of issuance using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the year ended July 31, 1998: expected volatility of 1.93%; risk-free interest rate of 5.6%; and expected lives of two years.

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                              Aggregate maturities of long-term debt are as follows:

                              Year ending July 31,

                                       1999                           $   43,165
                                       2000                            1,049,590

--------------------------------------------------------------------------------
                                                                      $1,092,755
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



  5.  RELATED PARTY           Amounts due from related parties represent
      TRANSACTIONS:           advances made to an officer. This loan was
                              noninterest-bearing through July 31, 1997 but bears interest at 4% per annum subsequent to July
                              31, 1997.

                              The Company acquired the software marketing rights in exchange for 705,000 shares of common stock and notes payable. The rights were valued at the fair value of the shares of common stock ($.81 per common share) and notes payable at the date of issue. See Note 1 of notes to the financial statements for impairment loss.


   6.  NOTE PAYABLE -         Note payable - stockholder consists of a
       STOCKHOLDER:           noninterest-bearing note payable in monthly
                              installments of $5,639 through December 1, 1998.


   7.  COMMITMENTS            The Company is obligated under noncancelable
       AND                    operating leases for office space expiring
       CONTINGENCIES:         at various times through September 30, 2001.
                              Approximate minimum future payments under these leases are payable as follows:


                              Year ending July 31,

                                       1999                             $166,000
                                       2000                              166,000
                                       2001                               57,000
                                       2002                                3,000

--------------------------------------------------------------------------------

                                                                        $392,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                              The leases are subject to escalation for the Company's proportionate share of increases in real estate taxes and other operating expenses. Rent expense for the period ended July 31, 1997 and the year ended July 31, 1998 amounted to $37,522 and $33,378, respectively.

                              The Company entered into an agreement with an entity whereby the entity will provide the Company with public and investor relations services. Under the terms of the agreement, the Company will issue 150,000 shares of common stock of the Company as compensation for services. At July 31, 1998, those services had not yet been provided.

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


8. STOCKHOLDERS'              The Company is authorized to issue 5,000,000
   EQUITY                     shares of preferred stock with rights and
   (DEFICIENCY):              preferences to be determined by the Company's
                              board of directors. As of July 31, 1998, no shares of preferred stock have been issued.


                              The Company issued shares of common stock for cash as follows:

                                                                Additional
                                          Common Stock           Paid-in      Stockholders'
                                      Shares        Amount       Capital         Equity
-----------------------------------------------------------------------------------------

 April 20, 1996                        160,000     $   160     $   136,196     $  136,356
 August 23, 1996                       500,000         500         493,155        493,655
 January 27, 1997                      208,333         208         147,998        148,206
 March 6, 1997                         219,780         220         123,039        123,259
 March 6, 1997                         281,250         281         246,237        246,518
 June 27, 1997                         100,000         100          69,032         69,132

-----------------------------------------------------------------------------------------
       Period ended
        July 31, 1997                1,469,363       1,469       1,215,657      1,217,126
-----------------------------------------------------------------------------------------
 August 28, 1997                       198,000         198         108,105        108,303
 September 4, 1997                     589,000         589         123,481        124,070
 September 26, 1997                    400,000         400         199,044        199,444
 October 23, 1997                      400,000         400         199,600        200,000
 October 31, 1997                      100,000         100          49,900         50,000
 December 10, 1997                     977,778         978         224,022        225,000
 January 26, 1998                      444,445         445          99,184         99,629

-----------------------------------------------------------------------------------------
      Year ended
       July 31, 1998                 3,109,223       3,110       1,003,336      1,006,446
-----------------------------------------------------------------------------------------

                                     4,578,586      $4,579      $2,218,993     $2,223,572
=========================================================================================



                              On April 1, 1996, the Company issued
                              5,901,050 shares of common stock to its
                              founders for certain technology and
                              services, which were valued at a nominal amount.

                              On August 20, 1996, the Company issued
                              2,205,869 shares of common stock to the
                              stockholders of Samuel Hamann Graphix,
                              Inc. in a transaction accounted for as a reverse acquisition.

                              As part of the reverse acquisition the
                              Company issued 1,888,000 shares of
                              common stock to certain consultants for
                              services. These shares have been valued
                              at the fair value at the date of
                              issuance ($.81 per common share).
                              Accordingly, the Company recorded a
                              charge to operations at the time of
                              issuance of $1,536,341. Certain share
                              issuances prior to the reverse
                              acquisition were made by Samuel Hamann
                              Graphix, Inc. and the details of
                              consideration for the issuances were not known by the Company. The Company has addressed the situation by conducting an audit of issued and outstanding shares of common stock. The Company is auditing records received from prior management

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                              reflecting shares issued, transferred or sold, apparently without fair consideration to the Company.

                              The Company issued stop transfer instructions as of November 18, 1997 concerning approximately 1,844,000 shares of common stock and had outstanding stop transfer instructions as of October 31, 1998 concerning approximately 1,055,000 shares of common stock. These shares are part of the 1,888,000 shares of common stock issued to the consultants discussed in the preceding paragraph. The stop order transfers remain in effect until the holders of the shares of common stock are able to satisfy the Company's concerns and/or demonstrate that the current holders are holders in due course at which time the stop orders are lifted on an individual basis.






 9.  STOCK OPTIONS AND        The Company has outstanding warrants
     STOCK WARRANTS:          permitting the holders to purchase
                              shares of its common stock at prices
                              ranging from $.46 to $1.99 per share.
                              The warrants have varying expiration
                              dates to July 10, 2000. Warrants to
                              purchase 1,019,734 common shares were
                              outstanding at July 31, 1998. During the year ended July 31, 1998, warrants to purchase 419,734 common shares were issued at prices ranging from $.46 to $1.99 per share. In addition, during the year ended July 31, 1998, warrants to purchase 500,000 shares of common stock, which were to expire, were extended. The extended warrants provide for exercise prices ranging from $.50 to $.80 per share. The warrants were determined to have a fair market value of approximately $165,000, which was charged to operations during the year ended July 31, 1998.

                              During the year ended July 31, 1998, the Company adopted an incentive stock option plan under which options to purchase shares of common stock may be granted to certain key employees. The exercise price is based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options. At July 31, 1998, options to purchase 100,000 shares of common stock at an exercise price of $.50 per share are outstanding and are exercisable through March 25, 2008.

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------





A summary of the status of the Company's options as of July 31, 1998 is presented below:

                                                                                    Weighted-
                                                                                     Average
                                                             Number of              Exercise
                                                              Shares                  Price
--------------------------------------------------------------------------------------------

    Granted                                                  100,000                 $.50
    Canceled                                                       -                    -
    Exercised                                                      -                    -

--------------------------------------------------------------------------------------------
           Outstanding at end of year                        100,000                 $.50
============================================================================================

    Options exercisable at year-end                          100,000                 $.50
============================================================================================

    Weighted-average fair value of options
     granted during the year                                    $.44                    -
============================================================================================





                    The following table summarizes information about fixed stock options outstanding at July 31, 1998:


                                                          Options Outstanding                   Options Exercisable
                                                        -----------------------              -------------------------
                                                               Weighted-
                                                                Average        Weighted-                      Weighted-
                                                               Remaining        Average                        Average
                               Exercise          Number       Contractual      Exercise        Number         Exercise
                                 Price         Outstanding       Life            Price       Exercisable        Price
----------------------------------------------------------------------------------------------------------------------

                                $.50             100,000          9.8           $.50           100,000          $.50
----------------------------------------------------------------------------------------------------------------------



                              The Company has elected to apply
                              Accounting Principles Board Opinion No.
                              25 and related interpretations in
                              accounting for its stock options and has adopted the disclosure-only provisions of SFAS No. 123. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per common share would have been as follows:

                              Net loss - as reported                                                       $(4,300,553)
======================================================================================================================

                              Net loss - pro forma                                                         $(4,321,869)
======================================================================================================================

                              Loss per share - as reported                                                 $      (.30)
======================================================================================================================

                              Loss per share - pro forma                                                   $      (.30)
======================================================================================================================

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                              In March 1998, the Company issued options to three employees to purchase 2,700,000 shares of common stock at an exercise price of $.30 per share. Those options were canceled as of July 31, 1998 and their fair value is not included in the pro forma net loss and net loss per share information presented above.

                              The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the year ended July 31, 1998: expected volatility of 1.93%; risk-free interest rate of 5.7%; expected lives of 10 years; and no payment of dividends expected.

 10.   INCOME TAXES:          The Company recorded a deferred income
                              tax asset for the tax effect of net
                              operating loss carryforwards and the
                              temporary difference between the
                              carrying amount and tax bases of certain intangible assets, aggregating approximately $2,000,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a valuation allowance of $2,000,000 at July 31, 1998.

                              The Company has a net operating loss carryforward of approximately $4,000,000 available to offset taxable income through the year 2013.


11. GOING CONCERN:            The Company is in the development
                              stage, has a limited operating history, has not generated significant revenue from its planned principal operations through July 31, 1998, has a working capital deficiency and has a deficit accumulated during the development stage at July
                              31, 1998.

                              The Company's financial statements have been prepared on the assumption that the Company will continue as a going concern. Management believes that the development, marketing and initial sales of certain of its technologies will occur before July 31, 1999, thus generating working capital. The Company is also considering other financing alternatives which will allow the Company to continue as a going concern. If there is no or insufficient revenue from the commercial applications of the Company's technologies during the year ending July 31, 1999 or additional financing cannot be obtained, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


12. SUBSEQUENT EVENTS:        In August 1998, $50,000 of 6%
                              convertible debentures, due April 14, 2000, were converted into 108,898 shares of common stock.

                              In September 1998, $125,000 of 6% convertible debentures, due April 14, 2000, were converted into 324,148 shares of common stock.

                              On October 23, 1997, the Company made an offering of 400,000 shares of common stock for $200,000; on October 31, 1997, an offering of 100,000 shares of common stock for $50,000; on December 10, 1997, an offering of 977,778 shares of common stock for $225,000; and on January 26, 1998, an offering of 444,445 shares of common stock for $99,629. These offerings were made

                                                  TRANSFORMATION PROCESSING INC.
                                                   (a development stage company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                              pursuant to the claim of exemption under rule 504 under the Securities Act of 1934. These offerings appear to exceed the limitation of rule 504 of a maximum of $1,000,000 in any one-year period. The Company intends to file a registration statement offering rescission to the purchasers of these offerings.

                              At January 26, 1999, the shareholder that purchased these shares no longer had the right to rescind that purchase.

13. ADDITIONAL INFORMATION:   The Company's records and the records of its
                              transfer agent differ with respect to the number of outstanding shares of the Company's common stock. According to the transfer agent, the number of shares of common stock outstanding is approximately 603,000 shares greater than the 16,186,628 indicated by the Company's records. The Company believes that its records are correct and is in the process of resolving this difference. The number of shares outstanding reflected in the Company's financial statements does not include these shares or any adjustment which might be necessary to resolve this difference.


                                                  TRANSFORMATION PROCESSING INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                   BALANCE SHEET
                                                                       Unaudited
================================================================================

                                                                January 31, 1999
--------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash                                                              $    80,207
   Accounts receivable, net of doubtful accounts $33,000                 280,647
   Due from related parties                                               14,593
   Prepaid expenses and other current assets                              16,260
--------------------------------------------------------------------------------
      Total current assets                                               391,707

Property and Equipment, net                                              189,390
Deferred debt cost, net                                                   57,013
Other Assets                                                              33,233
--------------------------------------------------------------------------------

      Total Assets                                                   $   671,343
================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
   Accounts payable                                                  $   201,121
   Accrued expenses and other current liabilities                        141,111
   Current maturities of long term debt                                   24,589
--------------------------------------------------------------------------------
      Total current liabilities                                          366,821

Long term debt, net of current maturities                              1,500,559

--------------------------------------------------------------------------------
      Total liabilities                                                1,867,380

--------------------------------------------------------------------------------

Commitments and Contingencies

Stockholders' Deficiency:
   Preferred stock - $.001 par value; authorized 5,000,000
     shares, none issued
   Common stock - $.001 par value; authorized 50,000,000
     shares issued and oustanding 17,960,915 shares                       17,961

   Additional paid-in capital                                          7,122,443
   Deficit accumulated during the development stage                   (8,297,688)
   Cumulative foreign currency translation adjustments                   (38,753)
--------------------------------------------------------------------------------
     Stockholders' deficiency                                         (1,196,037)

--------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Deficiency                  $   671,343


================================================================================

                                               See notes to financial statements




                                                                                                      TRANSFORMATION PROCESSING INC.
                                                                                                       (A DEVELOPMENT STAGE COMPANY)

                                                                                                             STATEMENT OF OPERATIONS
                                                                                                                           Unaudited
====================================================================================================================================
                                           Three-month       Three-month         Six-month          Six-month     Cumulative amounts
                                           Period ended      Period ended       Period ended       Period ended     from inception
                                         January 31, 1998  January 31, 1999   January 31, 1998   January 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
REVENUE                                    $     69,033      $    326,399       $    157,853       $    517,468      $  1,441,983

---------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
     Cost of sales                              240,180           222,216            406,536            500,333         3,379,306
     General and administrative                 585,363           410,816            860,171            886,198         3,631,728
     Noncash consulting costs                         0                 0                  0                  0         1,536,341

---------------------------------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                                  825,543           633,032          1,266,707          1,386,531         8,547,375


---------------------------------------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                           (756,510)         (306,633)        (1,108,854)          (869,063)       (7,105,392)

INTEREST EXPENSE, NET OF INTEREST INCOME
OF $1,740, $1,175, $2,272, $2,524, AND
$14,692 RESPECTIVELY                             (1,221)         (178,801)            (1,708)          (343,536)       (1,192,296)

---------------------------------------------------------------------------------------------------------------------------------
NET LOSS                                   $   (757,731)     $   (485,434)      $ (1,110,562)      $ (1,212,599)     $ (8,297,688)

---------------------------------------------------------------------------------------------------------------------------------
BASIC NET LOSS PER COMMON SHARE            $      (0.06)            (0.03)             (0.08)             (0.07)

---------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                                  13,648,449        17,960,915         13,760,991         17,459,762

---------------------------------------------------------------------------------------------------------------
                                                                                                See notes to financial statements


                                                                          TRANSFORMATION PROCESSING INC.
                                                                           (A DEVELOPMENT STAGE COMPANY)

                                                                   STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                                                               Unaudited
========================================================================================================
Six month period ended January 31, 1999
--------------------------------------------------------------------------------------------------------
                                                                     Deficit
                                                                   Accumulated   Foreign
                                                      Additional   During the    Currency      Stock-
                                    Common Stock       Paid-in     Development  Translation   holders'
                                 Shares      Amount    Capital        Stage     Adjustments  Deficiency
--------------------------------------------------------------------------------------------------------
Balance at July 31, 1998       16,186,628  $  16,187  $6,266,719  $ (7,085,089)  $(33,851)  $   (836,034)
--------------------------------------------------------------------------------------------------------

Issuance of common stock
 for cash

Issuance of common stock
 upon conversion of
 convertible debentures         1,774,287      1,774     437,844                                439,618

Recognition of beneficial
 conversion feature of
 convertible debt                                        250,000                                250,000

Warrants to purchase common
 stock issued with convertible
 debenture                                               167,880                                167,880

Net loss                                                            (1,212,599)              (1,212,599)

Cumulative foreign currency
 translation adjustment                                                            (4,902)       (4,902)

--------------------------------------------------------------------------------------------------------
Balance at January 31, 1999    17,960,915  $  17,961  $7,122,443  $ (8,297,688)  $(38,753)  $(1,196,037)

--------------------------------------------------------------------------------------------------------
                                                                       See notes to financial statements



--------------------------------------------------------------------------------------------------------------------------------
                                                                                                  TRANSFORMATION PROCESSING INC.
                                                                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                                                         STATEMENT OF CASH FLOWS
                                                                                                                       Unaudited
================================================================================================================================
                                                                             Three-month       Three-month         Six-month
                                                                             Period ended      Period ended       Period ended
                                                                           January 31, 1998  January 31, 1999   January 31, 1998
--------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss from development stage operations                                  $(757,731)        $(485,434)         $(1,357,189)
  Adjustments to reconcile net loss from development stage operations to net cash used in operating activities
    Depreciation and amortization                                                83,498            14,180              110,939
    Issuance of options and warrants to purchase common stock for services                        114,480
    Issuance of common stock for services in reverse acquisition
    Recognition of beneficial conversion feature                                                  175,000
    Provision for doubtful accounts
    Write-off of amounts due from related parties                                 4,586              (332)
    Amortization of discounts                                                                      14,310
    Amortization of debt costs                                                                      2,082
    Interest expense converted to stock
    Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                 207,407          (143,181)             (65,962)
     Decrease in time deposits                                                                                          22,404
     Increase in prepaid expenses and other current assets                      (26,655)              226              (46,702)
     Increase in deferred debt costs                                                               (1,298)
     (Increase) decrease in other assets                                                           (3,550)               4,491
     Increase in accounts payable                                               219,143          (212,518)             304,631
     Increase (decrease) in accrued expenses and other current liabilities      253,411           (47,567)             183,358
------------------------------------------------------------------------------------------------------------------------------
         NET CASH USED IN  OPERATING ACTIVITIES                                 (16,341)         (573,602)            (844,030)
------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of property and equipment                                            (41,177)          (13,303)             (88,766)
  Purchase of intangible assets
  Advances to related parties
------------------------------------------------------------------------------------------------------------------------------
         CASH USED IN INVESTING ACTIVITIES                                      (41,177)          (13,303)             (88,766)
------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from loan payable - bank                                              50,372                                 50,425
  Repayments of loan payable - bank                                             (13,604)          (14,245)             (19,708)
  Repayments of note payable - stockholder                                      (18,804)           (9,201)             (50,975)
  Net proceeds from issuance of common stock                                                                         1,038,998
  Net proceeds from issuance of convertible debentures                                            544,902
------------------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                               17,964           521,456            1,018,740
------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                          26,078            29,768              (19,965)
------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                                 (13,476)          (35,681)              65,979
Cash at beginning of period                                                      95,886           115,888               16,431
------------------------------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                         $  82,410         $  80,207          $    82,410
==============================================================================================================================
Supplemental Disclosure of Cash Flow information
  cash paid during the period for interest                                                      $   2,087
------------------------------------------------------------------------------------------------------------------------------
Supplemental Schedule of Non Cash Financing Activity
  conversion of long term debt of common stock                                                  $       0
------------------------------------------------------------------------------------------------------------------------------
Supplemental Schedule of Non Cash Financing Activity
   discount on long-term debt                                                                   $ 118,706
------------------------------------------------------------------------------------------------------------------------------
                                                                                         See notes to financial statements



-------------------------------------------------------------------------------------------------------------
                                                                               TRANSFORMATION PROCESSING INC.
                                                                                (A DEVELOPMENT STAGE COMPANY)
                                                                                      STATEMENT OF CASH FLOWS
                                                                                                    Unaudited
=============================================================================================================
                                                                              Six-month          Cumulative
                                                                             Period ended         amounts
                                                                           January 31, 1999    from inception
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss from development stage operations                                  $(1,212,599)      $(8,297,688)
  Adjustments to reconcile net loss from development stage operations to net cash used in operating activities
    Depreciation and amortization                                                  25,644           840,578
    Issuance of options and warrants to purchase common stock for services        167,880           376,785
    Issuance of common stock for services in reverse acquisition                        0         1,549,056
    Recognition of beneficial conversion feature                                  250,000           881,281
    Provision for doubtful accounts                                                     0            34,325
    Write-off of amounts due from related parties                                    (332)           95,688
    Amortization of discounts                                                      54,015           241,808
    Amortization of debt costs                                                      2,082             2,082
    Interest expense converted to stock                                            14,618            21,703
    Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                   129,666          (336,826)
     Decrease in time deposits                                                          0              (961)
     Increase in prepaid expenses and other current assets                        (11,653)          (19,718)
     Increase in deferred debt costs                                               (1,298)          (61,561)
     (Increase) decrease in other assets                                             (238)          (31,372)
     Increase in accounts payable                                                (141,691)          231,478
     Increase (decrease) in accrued expenses and other current liabilities        (83,818)          164,727
-----------------------------------------------------------------------------------------------------------
         NET CASH USED IN  OPERATING ACTIVITIES                                  (807,724)       (4,308,615)
-----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of property and equipment                                              (32,836)         (280,170)
  Purchase of intangible assets                                                         0           (24,156)
  Advances to related parties                                                           0          (129,621)
-----------------------------------------------------------------------------------------------------------
         CASH USED IN INVESTING ACTIVITIES                                        (32,836)         (433,947)
-----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from loan payable - bank                                                     0            50,425
  Repayments of loan payable - bank                                               (28,165)          (47,873)
  Repayments of note payable - stockholder                                        (45,877)          (96,852)
  Net proceeds from issuance of common stock                                            0         1,038,998
  Net proceeds from issuance of convertible debentures                            843,128           843,128
-----------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                769,086         1,787,826
-----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                               994           (18,971)
-----------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                                   (70,480)       (2,973,707)
Cash at beginning of period                                                       266,575                 0
-----------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                         $   196,095       $(2,973,707)
===========================================================================================================
Supplemental Disclosure of Cash Flow information
  cash paid during the period for interest                                    $     3,825       $    62,770
-----------------------------------------------------------------------------------------------------------
Supplemental Schedule of Non Cash Financing Activity
  conversion of long term debt of common stock                                $   439,618       $ 1,146,913
-----------------------------------------------------------------------------------------------------------
Supplemental Schedule of Non Cash Financing Activity
   discount on long-term debt                                                 $   118,706       $   118,706
-----------------------------------------------------------------------------------------------------------
                                                                          See notes to financial statements

                         TRANSFORMATION PROCESSING INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE PERIOD ENDED JANUARY 31, 1999
                                   (UNAUDITED)


1.    BASIS OF PRESENTATION, EVENTS, AND REVERSE ACQUISITION

      The financial statements of Transformation Processing Inc., ("the Company") included herein have been prepared pursuant to generally accepted accounting principles and have not been examined by independent public accountants. In the opinion of management all adjustments which are of a normal recurring nature necessary to present fairly the results of operation have been made. Pursuant to Securities and Exchange Commission ("SEC") rules and regulations, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements unless significant changes have taken place since the end of the most recent fiscal year. The disclosure contained herein should be read in conjunction with the financial statements and notes included in the Company's audited financial statements for the year ended July 31, 1998. The results of operations for the three-month periods ended January 31, 1999, January 31, 1998, and the six-month periods ended January 31, 1999 and January 31, 1998 are not necessarily indicative of the results to be expected for the full year.

      On August 20, 1996, Samuel Hamann Graphix, Inc. acquired all of the outstanding common stock of Transformation Processing Inc. ("Ontario"), a Canadian corporation. For accounting purposes the acquisition has been treated as a recapitalization of Ontario with Ontario as the acquirer (reverse acquisition). Samuel Hamann Graphix, Inc. changed its name to Transformation Processing Inc. (the "Company"). In February 1998, Ontario merged into the Company. The accompanying financial statements reflect this merger as if it had occurred on July 31, 1997.

      Loss per share is based on the weighted-average number of shares of common stock outstanding during the periods.

      The Company's functional currency is the Canadian Dollar. Balance sheet accounts are translated into U.S. dollars using current exchange rates in effect at the balance sheet date and revenue and expense accounts are translated using an average exchange rate for the period. The gains and losses resulting from translation are included in stockholders equity.

2.    EQUITY TRANSACTIONS and SUBSEQUENT EVENTS

      On November 18, 1998, the Company issued a $200,000 6% convertible debenture for cash, due November 17, 2000. This debenture is convertible into common stock at 80% of the five-day average closing asked price immediately preceding the date of conversion. In connection with the issuance of debentures, the Company issued warrants to purchase 101,010 shares of common stock. The fair value of $34,320 allocated to the warrants is being amortized over the term of the debenture. For the period ended January 31, 1999, amortization of $4,290 has been included in interest expense in the accompanying statement of operations. The unamortized portion is shown as a reduction in the carrying value of the debentures as of January 31, 1999.

      On December 4, 1998, the Company issued a $250,000 6% convertible debenture for cash, due December 3, 2000. This debenture is convertible into common stock at 80% of the five-day average closing asked price immediately preceding the date of conversion. In connection with the issuance of debentures, the Company issued warrants to purchase 84,746 shares of common stock. The fair value of $40,080 allocated to the warrants is being amortized over the term of the debenture. For the period ended January 31, 1999, amortization of $5,010 has been included in interest expense in the accompanying statement of operations. The unamortized portion is shown as a reduction in the carrying value of the debentures as of January 31, 1999.

      On January 14, 1999, the Company issued a $250,000 6% convertible debenture for cash, due January 13, 2001. This debenture is convertible into common stock at 80% of the five-day average closing asked price immediately preceding the date of conversion. In connection with the issuance of debentures, the Company issued warrants to purchase 156,250 shares of common stock. The fair value of $40,080 allocated to the warrants is being amortized over the term of the debenture. For the period ended January 31, 1999, amortization of $5,010 has been included in interest expense in the accompanying statement of operations. The unamortized portion is shown as a reduction in the carrying value of the debentures as of January 31, 1999.

      On the date of issuance of each convertible debenture, the Company allocated a portion of the proceeds to the beneficial conversion feature of the debenture that represented the intrinsic value of that feature. That amount is calculated as the difference between the conversion price and the fair value of the common stock into which the debentures are convertible, multiplied by the number of shares into which the debentures are convertible. The amount attributable to the beneficial conversion feature, aggregating $175,000, is included in interest expense in the accompanying statement of operations as the debentures became convertible into common stock on issuance.

No dealer, salesman or any other person has been
authorized to give any information or to make
any  representations other than those contained in          -----------
this prospectus, and, if given or made, such
information or  representations must not be relied          25,649,695
upon as having been authorized by the company.
This prospectus does not constitute an offer to       SHARES OF COMMON STOCK
sell or a solicitation of an offer to buy any
security other than the securities offered by this       TRANSFORMATION
prospectus, or an offer to sell or a solicitation of     PROCESSING INC.
an offer to buy any security, by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this prospectus is correct as of by any time subsequent to the date of this prospectus.


                                                          PROSPECTUS

                                                       ___________, 1999

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25. OTHER EXPENSES OF ISSUANCE OF DISTRIBUTION

         The expenses payable by the Registrant in connection with this offering are estimated as follows:


SEC Filing Fee                                       $1,126.91
Printing and Engraving                               $5,000.00
Mailing & Solicitation                                   $0.00
Legal Fees and Expenses                             $25,000.00
State Securities Qualification Fees
and Expenses                                             $0.00
Accounting Fees and Expenses                        $15,000.00
Miscellaneous                                        $3,873.00
TOTAL                                               $50,000.00
                                                    ----------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following discussion includes certain information as to transactions which occurred prior to the current Management's assumption of control of the Registrant on the Closing Date and is based on information which Management believes to be reasonably accurate, but not all of which does it have direct knowledge. Notwithstanding the above, TPI is responsible for the information contained in this registration statement.


         On August 20, 1996, the Closing Date, in satisfaction of gross proceeds of $155,000 received by, and certain services rendered, to TPI-Ontario, in the period April 11 to July 25, 1996, the Registrant issued 160,000 shares of common Stock to 15 investors (155,000 shares were issued for $1.00 per share and 5,000 shares were issued in exchange for consulting services and a technical review of TPI-Ontario's conversion software). TPI-Ontario received such gross proceeds pursuant to a private offering prior to the Closing Date. The 160,000 shares of common stock were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D promulgated under the Act.

         On the Closing Date, Samuel Hamann Graphix Inc. ("SHGI") issued 4,936,050 shares of common stock to Joter and 965,000 shares of common stock to DTL, in exchange for common shares of TPI-Ontario, which common shares were issued as of April 1, 1996. Joter and DTL, which are controlled by Messrs. Mighton, McCann and Stepanoff, executive officers and directors of the Registrant, acquired the common shares of TPI-Ontario in consideration for certain rights in technology transferred to, and certain services rendered to, TPI-Ontario prior to the Closing Date, which shares, for accounting purposes are deemed to have been issued in exchange for nominal consideration as "founder's shares". Such shares were issued to management in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act").


         Prior to the Closing Date, SHGI issued 740,869 shares of common stock, which remain outstanding. The Registrant has no records concerning the transactions in which such shares were issued or the consideration received by TPI in respect of such issuances, nor does TPI know how many holders of such securities presently exist.

         Prior to the Closing Date (from August 9 through August 19, 1996), SHGI issued, pursuant to a private offering, an aggregate of 1,465,000 shares of common stock in consideration for gross proceeds of $14,654 received by SHGI from investors. These transactions were not disclosed to current management of the Registrant prior to or on the Closing Date. Present management is not aware of the exemption relied on for the issuance of such shares; however, Samuel Hamann Graphix Inc. filed a Form D dated August 16, 1996 claiming exemption under Rule 504. Management believes that SHGI relied on Rule 504 of Regulation D under the Act in issuing such securities.

         On the Closing Date, SHGI issued 1,888,000 shares of common stock to 15 individuals in consideration for certain services rendered in connection with the reverse acquisition including banking services, marketing, investor relations and transfer agent services. Current management of the Registrant is uncertain of the exemption relied on for the issuance of such shares, but believes prior management relied on the exemption from registration provided by
Section 4(2) of the Act.

         On the Closing Date, SHGI issued 455,000 shares of common stock to Jaford Holdings Ltd., 100,000 shares of common stock to Innovations Ontario Corp. and 150,000 shares of common stock to Ronald Content, in consideration for the release by such companies and individual of certain claims with respect to marketing rights as to the technology previously transferred to the Registrant by Vladimir Stepanoff, an executive officer and director of the Registrant. Prior to the incorporation of TPI-Ontario, Mr. Stepanoff had granted marketing rights with respect to such technology to Raconix, of which Mr. Content was the sole shareholder. Ronald Content is a sophisticated investor, who was involved in the operations of the Registrant and received the shares for investment. The shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Act. See "Description of Business -- Intellectual Property."

         On November 25, 1996, the Registrant issued options to purchase 15,000 shares of common stock at an exercise price of $1.99 expiring on November 27, 1997, to a public relations firm, in consideration for certain services. The options were issued in reliance on the exemption from registration provided by
Section 4(2) of the Act. The holder of the option, as the Registrant's public relations firm, was fully familiar with the Registrant's operations and is a sophisticated investor.

         On August 23, 1996, Registrant issued 500,000 units to Mayfair Advisory Group Limited in consideration for gross proceeds of $500,000. Each unit consisted of one share of common stock and a common stock purchase warrant (the " warrants"). When issued, the warrants had a per share exercise price of $1.00, were exercisable for a period of two years, commencing 30 days after the closing of the offering, and were redeemable on 20 days prior written notice at a redemption price of $.005 per Warrant. Pursuant to an amendment to the terms of the warrants dated August 26, 1998, the warrants will not be exercisable until a registration statement has become effective covering the common stock issuable upon the exercise thereof; the term of such warrants has been extended through six months following the effective date of such registration statement, and the exercise price has been reduced to $.80 per share of common stock, subject to certain adjustments in the event the market for TPI's common stock is less than $.80 at the time of the exercise, but in no event shall the exercise price be reduced below $.50 per share. The common stock and the warrants were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On January 27, 1997, Registrant issued 208,333 shares of common stock to Olive Investments, in consideration for gross proceeds of $150,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On March 6, 1997, Registrant issued 501,030 shares of common stock to Thomson Kernaghan & Co., Ltd. ("Thomson Kernaghan") in consideration for gross proceeds of $375,000 (approximately $.75 per share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On June 27, 1997, Registrant issued 100,000 units to Pinetree Capital Corp. ("Pinetree") in consideration for gross proceeds of $70,000. The units were issued to Pinetree pursuant to a Subscription Agreement by and between TPI and Pinetree (the "Subscription Agreement") by which Pinetree subscribed for a minimum of 700,000 units and a maximum of 1,000,000 units. The Subscription Agreement was later amended to lower the minimum to 100,000 units. Pinetree purchased the foregoing securities for its own account. Each unit consisted of one share of common stock and a common stock purchase warrant expiring two years from the date of issuance, and exercisable at $1.00 per share during the first year and $1.50 per share during the second year. These securities were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Act.

         On August 1, 1997, Registrant sold to Thomson Kernaghan an 8% convertible subordinated debenture due July 31, 1998 in the principal amount of $108,750 (the "Debenture") for a gross purchase price of $108,750. The debenture was converted, on August 28, 1997, into 198,000 shares of common Stock at the conversion rate of $0.55 per share. The debenture was issued in reliance on the exemption from registration provided by Rule 504 of Regulation D, under the Act and the shares of common stock issued on conversion of the debenture were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act.

         On September 4, 1997, Registrant issued 589,000 shares of common stock to Thomson Kernaghan in consideration for gross proceeds of $125,000 ($.21 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On September 26, 1997, Registrant issued 400,000 shares of common stock to Thomson Kernaghan in consideration for gross proceeds of $200,000 ($.50 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On October 23, 1997, Registrant issued 400,000 shares of common stock to Thomson Kernaghan in consideration for gross proceeds of $200,000 ($.50 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On October 31, 1997, Registrant issued 100,000 shares of common stock to Thomson Kernaghan in consideration for gross proceeds of $50,000 ($.50 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On December 10, 1997, Registrant issued 977,778 shares of common stock to Thomson Kernaghan in consideration for gross proceeds of $225,000 ($.23 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On January 26, 1998, Registrant issued 444,445 shares of common stock to Thomson Kernaghan in consideration for gross proceeds of $99,629 ($.22 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

         On April 14, 1998, the Registrant agreed to sell up to an aggregate of $3,000,000 of 6% convertible debentures and sold 6% convertible debentures, due April, 2000, in the aggregate principal amount of $1,000,000 and issued warrants to purchase 301,228 shares of common stock for gross proceeds of $1,000,000 (of which $550,000 had a conversion rate of 70% of the 5-day average closing bid price and $450,000 had a conversion rate of 80% of the 5-day average closing asked price) as follows: Canadian Advantage LP ($275,000); Dominion Capital Fund ($275,000); Fetu Holdings ($250,000); and Livingstone Asset Management ($200,000). Each of the above claim the status as accredited investors as organizations described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities purchased, with total assets in excess of $5,000,000. Each purchased its debentures and warrants for investment. Canadian Advantage LP ("Canadian") was issued warrants to purchase 16,500 shares of common stock at $1.50 per share through April 14, 2000 and warrants to purchase 66,338 shares of common stock at $.456 per share through April 14, 2000; Dominion Capital Fund ("Dominion") was issued a like number of identical warrants; Fetu Holdings ("Fetu") was issued like warrants to purchase 15,000 shares at $1.50 and 60,307 shares at $.456, and Livingstone Asset Management ("Livingstone") was issued like warrants to purchase 12,000 shares at $1.50 and 48,245 shares at $.456. From May 14, 1998 through October 27, 1998, the aggregate principal amount of $879,000 plus interest was converted into 1,583,630 shares of common stock as follows: Dominion converted $221,000 plus interest of debentures into 395,515 shares of common stock, Canadian converted $262,500 plus interest into 428,176 shares of common stock, Fetu converted $217,500 plus interest into 443,993 shares of common stock and Livingstone converted $178,000 plus interest into 315,946 shares of common stock.


         On May 21, 1998, the Registrant sold to Canadian 6% convertible debentures due May 21, 2000 in the aggregate principal amount of $500,000. Warrants to purchase 50,200 shares of common stock exercisable at the price of $1.99 through May 21, 2000, were also issued to Canadian. On September 4, 1998, the aggregate principal amount of $67,500 plus interest was converted into 167,388 shares of common stock. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

         On July 10, 1998 the Registrant sold to each of Canadian and Advantage (Bermuda) Fund 6% convertible debentures due July 9, 2000 in the amount of $250,000 for an aggregate of $500,000. Warrants to purchase an aggregate of 68,306 shares of common stock exercisable at the price of $1.464 through July 9, 2000, were also issued to Canadian (34,153) and Advantage (Bermuda) Fund (34,153). On October 27-29, 1998, Advantage (Bermuda) Fund converted the aggregate principal amount of $146,000 plus interest into 727,657 shares of common stock. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         On September 22, 1998 the Registrant sold to Fetu Holdings 6% convertible debentures due September 22, 2000 in the aggregate principal amount of $200,000. Warrants to purchase 87,720 shares of common stock exercisable at the price of $.456 through September 22, 2000, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         On October 6, 1998, the Registrant sold 6% convertible debentures, due October 6, 2000, in the aggregate principal amount of $100,000 and issued warrants to purchase 55,556 shares of common stock for gross proceeds of $100,000 to: Canadian Advantage LP ($25,000); Dominion Capital Fund ($25,000); Fetu Holdings ($25,000); and Advantage (Bermuda) Fund ($25,000). Each of the above were also issued warrants to purchase 13,889 shares of common stock at $.36 per share through October 6, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         On November 18, 1998, the Registrant sold 6% convertible debentures, due November 18, 2000, in the aggregate principal amount of $200,000 and issued warrants to purchase 101,010 shares of common stock for gross proceeds of $200,000 to: Canadian Advantage LP ($50,000); Dominion Capital Fund ($50,000); Fetu Holdings ($50,000); and Advantage (Bermuda) Fund ($50,000). Each of the above were also issued warrants to purchase 25,253 shares of common stock at $.396 per share through November 18, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         On December 3, 1998, the Registrant sold 6% Convertible Debentures, due December 2, 2000, in the aggregate principal amount of $250,000 and issued warrants to purchase 84,746 shares of Common Stock for gross proceeds of $250,000 to: Advantage (Bermuda) Fund ($75,000); Canadian Advantage LP ($75,000); and Dominion Capital Fund ($100,000). The above were also issued warrants in the amounts of 25,424, 25,424 and 33,898, respectively, to purchase shares of Common Stock at $.59 per share through December 3, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         On January 13, 1999 the Registrant sold to Advantage (Bermuda) Fund 6% Convertible Debentures due January 14, 2001 in the aggregate principal amount of $125,000. Warrants to purchase 78,125 shares of Common Stock exercisable at the price of $.32 through January 14, 2001, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         On January 13, 1999 the Registrant sold to Dominion Capital Fund 6% Convertible Debentures due January 13, 2001 in the aggregate principal amount of $125,000. Warrants to purchase 78,125 shares of Common Stock exercisable at the price of $.32 through January 14, 2001, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

         Canadian Advantage Limited Partnership rescinded, and TPI accepted, the conversion of an aggregate of $57,000 plus interest of debentures and returned 201,736 shares of common stock. The debentures were converted in error and were in excess of 4.9% of TPI's outstanding common stock, which violated the terms of the debentures. Such transaction was effected in April 1999.

         The debentures, the warrants and the common stock issued on conversion of the debentures were issued in reliance upon the exemption set forth in Sections 4(2) of the Act and Rule 506 thereunder. Such securities were purchased for investment and not with a view to the public distribution thereof. The common stock issued upon conversion of the debentures were further issued in reliance on Section 3(a)(9) of the Act. In both the issuance of the debentures and the common stock the certificates representing such securities bear a legend preventing resale in the absence of registration with the Commission or an exemption therefrom.

ITEM 27. EXHIBITS

        (a) EXHIBITS

3.1 Articles of Incorporation of Samuel Hamann Graphix, Inc. (Nevada) as amended.(1)

3.2 Articles of Merger between Samuel Hamann Graphix, Inc. (Nevada) and Samuel Hamann Graphix, Inc. (California).(1)

3.3           By-laws of Transformation Processing Inc. (Nevada).(1)

3.4           Articles of Merger between of TPI (Ontario) and TPI (Nevada).(1)

*5.1          Opinion of Snow Becker Krauss P.C.

10.1          Employment Agreement between TPI and Paul G. Mighton dated January
              1,1997.(1)

10.2 Employment Agreement between TPI and Vladimir Stepanoff dated January 1, 1997.(1)

10.3 Letter Agreement dated September 29, 1997 as amended January 6, 1998 between Douglas Woolridge and TPI.(1)

10.4          Form of Software Conversion Agreement.(1)

10.5          Form of Professional Services Agreement.(1)

10.6          Form of Deployment Products License Agreement.(1)

10.7          Form of Software License Agreement.(1)

10.8 Business Development Agreement between Lotus Development Corporation and TPI.(1)

10.9 Bill of Sale and Assignment of Copyright, dated July 17, 1996 between CyberPlan Enrg. and TPI as amended as of March 10, 1998.(1)

10.10 Referral Program Agreement dated November 18, 1997 between Y2K Plus and TPI.(1)

10.11 Referral Program Agreement dated November 12, 1997 between MCW Business Systems Ltd. and TPI.(1)

10.12 Teaming Agreement dated April 21, 1997 between SHL Systemhouse Inc. and TPI.(1)

10.13 Software License Agreement, Value Added Reseller Agreement and addendum dated April 23, 1997 between IntellAgent Control Corporation and TPI.(1)

10.14 Professional Services Subcontract Agreement dated May 15, 1997 between GE IT Solutions/Universal Data Consultants and TPI.(1)

10.15 Settlement Agreement and Release, among Ronald A. Content, Raconix Corporation, Raconix Europe Limited and TPI each dated June 16, 1997.(1)

10.16 Demand Promissory Notes dated July 31, 1997, payable to TPI made by Gary G. McCann, Paul Mighton and Vladimir Stepanoff.(1)

10.17 Customer Agreements and Small Business Loan Registrations, between the Bank of Nova Scotia and TPI pertaining to purchase money bank loans.(1)

10.18 Guarantees of Bank loans, dated January 30, 1997 and November 27, 1997 by Gary G. McCann, Paul Mighton, Vladimir Stepanoff and John McGee in favor of the Bank of Nova Scotia.(1)

10.19 Program Product License Agreement, dated October 21, 1997, between Allegient Legacy Solutions, Inc. and TPI.(1)

10.20         TPI's 1998 Stock Option Plan.(2)

10.21 Real Estate Sublease Agreement dated June 29, 1998, between TPI and Origin Technology In Business Inc.(2)

10.22 Settlement Agreement dated May 27, 1998, between TPI and IBS Conversion, Inc. This Exhibit has been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

*10.23        Mutual Full and Final Release between TPI and Jaford Holdings
              Limited.

*10.24 Independent Sales Representative Agreement dated June 18, 1998, between TPI and Amigos Sales Representatives.

*10.25        Employment Agreement between TPI and Warren Strutt dated
              April 27, 1999.

*21.1         Subsidiaries of the Registrant.

*23.1         Consent of Goldstein Golub Kessler LLP.

*23.2         Consent of Snow Becker Krauss P.C. (Included in Exhibit 5.1)

(1) Incorporated by reference from the Form 10-SB filed by the company on March 12, 1998 and amended on August 31, 1998 and October 22, 1998.

(2) Incorporated by reference from the Form 10-KSB filed by the company on November 13, 1998.

*        Filed herewith.

 ----------------------------

ITEM 28.  UNDERTAKINGS

         (a)  RULE 415 OFFERING

         The Registrant hereby undertakes:

         (1) To file, during any period in which if offers or sells securities, a post-effective amendment to this Registration Statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) RULE 430A OFFERING

         For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Dominion of Ontario, on May 27, 1999


TRANSFORMATION PROCESSING INC.


BY: /S/ PAUL G. MIGHTON                         BY: /S/ WARREN P.A. STRUTT
-----------------------                         --------------------------
 Paul G. Mighton                                Warren P.A. Strutt
 Chairman of the Board                          Chief Financial Officer &
                                                Accounting Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby authorizes Paul G. Mighton or Warren P.A. Strutt as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 27, 1999 in the capacities indicated.


/S/ PAUL G. MIGHTON                         Chief Executive Officer
-------------------                         and Director
Paul G. Mighton


/S/ WARREN P.A. STRUTT                      Chief Financial Officer,
----------------------
Warren P.A. Strutt


/S/ VLADIMIR STEPANOFF                      Vice President of
----------------------                      Technology and Director
 Vladimir Stepanoff

                                  EXHIBIT INDEX



Exhibit No.    Name
5.1            Opinion of Snow Becker Krauss P.C.

10.23          Mutual Full and Final Release between TPI and Jaford Holdings
               Limited.

10.24 Independent Sales Representatives Agreement dated June 18, 1998, between TPI and Amigos Sales Representatives.

10.25          Employment Agreement between TPI and Warren Strutt dated
               April 27, 1999.

21.1           Subsidiaries of the Registrant.

23.1           Consent of Goldstein Golub Kessler LLP.

23.2           Consent of Snow Becker Krauss P.C. (Included in Exhibit 5.1)